EXHIBIT 99.2


                      IN THE UNITED STATES BANKRUPTCY COURT
                    FOR THE EASTERN DISTRICT OF PENNSYLVANIA

In re:                                      :  Chapter 11
                                            :
FN ESTATE, INC., ET AL.,                    :  Case No. 03-23143 (TMT)
                                            :
              Debtors.                      :  (Jointly Administered)
                                            :

================================================================================
                        DISCLOSURE STATEMENT TO ACCOMPANY
                JOINT PLAN OF LIQUIDATION DATED DECEMBER 30, 2004
================================================================================



                                            SCHNADER HARRISON SEGAL & LEWIS LLP
                                            Nicholas J. LePore, III, Esquire
                                            1600 Market Street, Suite 3600
                                            Philadelphia, Pennsylvania 19103
                                            (215) 751-2286
                                            (215) 751-2205 (fax)
                                            nlepore@schnader.com

                                            COUNSEL TO DEBTORS AND
                                            DEBTORS-IN-POSSESSION

                                IMPORTANT NOTICE
                                ----------------

         THIS DISCLOSURE STATEMENT AND ITS RELATED DOCUMENTS ARE THE ONLY DOCUMENTS AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES TO ACCEPT THE PLAN. NO REPRESENTATIONS HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT CONCERNING THE DEBTORS, THEIR BUSINESS OPERATIONS OR THE VALUE OF THEIR ASSETS, EXCEPT AS EXPLICITLY SET FORTH IN THIS DISCLOSURE STATEMENT.

         PLEASE REFER TO THE PLAN (OR, WHERE INDICATED, CERTAIN MOTIONS FILED WITH THE BANKRUPTCY COURT) FOR DEFINITIONS OF THE CAPITALIZED TERMS USED IN THIS DISCLOSURE STATEMENT.

         THE DEBTORS RESERVE THE RIGHT TO FILE AN AMENDED PLAN AND DISCLOSURE STATEMENT FROM TIME TO TIME. THE DEBTORS URGE YOU TO READ THIS DISCLOSURE STATEMENT CAREFULLY FOR A DISCUSSION OF VOTING INSTRUCTIONS, RECOVERY INFORMATION, CLASSIFICATION OF CLAIMS, THE HISTORY OF THE DEBTORS AND THESE CHAPTER 11 CASES AND A SUMMARY AND ANALYSIS OF THE PLAN.

         THE PLAN AND THIS DISCLOSURE STATEMENT HAVE NOT BEEN REQUIRED TO BE PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NONBANKRUPTCY LAW. THIS DISCLOSURE STATEMENT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING "ADEQUATE INFORMATION"; HOWEVER, SUCH APPROVAL DOES NOT CONSTITUTE ENDORSEMENT OF THE PLAN OR DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT AND NONE OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL OR REGULATORY AUTHORITY HAS APPROVED THIS DISCLOSURE STATEMENT, THE PLAN OR THE SECURITIES OFFERED UNDER THE PLAN, OR HAS PASSED ON THE ACCURACY OR ADEQUACY OF THE STATEMENTS IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PERSONS TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF THE DEBTORS SHOULD EVALUATE THE PLAN IN LIGHT OF THE PURPOSES FOR WHICH IT WAS PREPARED.

         THIS DISCLOSURE STATEMENT CONTAINS ONLY A SUMMARY OF THE PLAN. THIS DISCLOSURE STATEMENT IS NOT INTENDED TO REPLACE THE CAREFUL AND DETAILED REVIEW AND ANALYSIS OF THE PLAN, IT IS ONLY INTENDED TO AID AND SUPPLEMENT SUCH REVIEW. THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, AND THE EXHIBITS ATTACHED THERETO AND HERETO AND THE AGREEMENTS AND DOCUMENTS DESCRIBED THEREIN AND HEREIN. IF THERE IS A CONFLICT BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE PROVISIONS OF THE PLAN WILL GOVERN. YOU ARE ENCOURAGED TO REVIEW THE FULL TEXT OF THE PLAN AND TO READ CAREFULLY THE ENTIRE DISCLOSURE STATEMENT, INCLUDING ALL EXHIBITS, BEFORE DECIDING HOW TO VOTE WITH RESPECT TO THE PLAN.

         EXCEPT AS OTHERWISE INDICATED, THE STATEMENTS IN THIS DISCLOSURE STATEMENT ARE MADE AS OF DECEMBER 30, 2004, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS CORRECT AT ANY TIME AFTER DECEMBER 30, 2004. ANY ESTIMATES OF CLAIMS OR INTERESTS IN THIS DISCLOSURE STATEMENT MAY VARY FROM THE FINAL AMOUNTS OF CLAIMS OR INTERESTS ALLOWED BY THE BANKRUPTCY COURT. IN ADDITION, THE TREATMENT OF CREDITORS UNDER THE PLAN DESCRIBED HEREIN IS SUBJECT TO CHANGE AS SUCH TREATMENT CONTINUES TO BE NEGOTIATED.

         YOU SHOULD NOT CONSTRUE THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. YOU SHOULD, THEREFORE, CONSULT WITH YOUR OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS IN CONNECTION WITH THE PLAN, THE SOLICITATION OF VOTES ON THE PLAN AND THE TRANSACTIONS CONTEMPLATED BY THE PLAN.

         AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT IS NOT, AND IS IN NO EVENT TO BE CONSTRUED AS, AN ADMISSION OR STIPULATION AS TO ANY FACT OR ALLEGATION.

                                                 TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----

I.       OVERVIEW OF THE DISCLOSURE STATEMENT....................................................................1

II.       SUMMARY AND OVERVIEW OF THE PLAN.......................................................................6

III.     GENERAL INFORMATION.....................................................................................7

         A.       Overview of Chapter 11.........................................................................7

         B.       Description of Debtors ........................................................................8

IV.      THE CHAPTER 11 CASES....................................................................................9

         A.       The Debtors' Chapter 11 Filings................................................................9

         B.       Official Committee of Unsecured Creditors......................................................9

         C.       Compliance with Bankruptcy Code, Bankruptcy Rules, Local Court Rules and U.S. Trustee Deadlines...................................................................9

         D.       Marketing of the Debtors' Operations...........................................................9

         E.       Auction and Sale of Substantially All of the Debtors' Assets..................................10

         F.       Settlements...................................................................................10

         G.       Extension of the Debtors' Exclusivity Periods.................................................10

V.       PLAN OF LIQUIDATION....................................................................................11

         A.       General Description of the Plan...............................................................11

         B.       Unclassified Allowed Claims and Their Treatment...............................................11

         C.       Classification and Treatment of Allowed Claims and Equity Interests...........................12

         D.       Claims Bar Dates..............................................................................14

         E.       Confirmation Hearing..........................................................................14

         F.       Cancellation of Existing Securities and Agreements............................................15

         G.       Means of Executing the Plan ..................................................................15

         H.       Treatment of Disputed, Contingent and Unliquidated Claims.....................................22

         I.       The Creditors' Committee......................................................................23

         J.       Vesting of Property and Discharge of Claims...................................................23

         K.       Exculpation...................................................................................24

         L.       Executory Contracts...........................................................................24

         M.       Retention of Jurisdiction of the Bankruptcy Court.............................................24

         N.       Conditions to Effectiveness of the Plan.......................................................25

         O.       Releases......................................................................................26


                                                         i

                                                 TABLE OF CONTENTS
                                                    (continued)
                                                                                                               PAGE
                                                                                                               ----

         P.       Other Miscellaneous Provisions................................................................26

         Q.       Retention and Preservation of Claim Objections and Causes of Action...........................27

VI.      PROJECTED DISTRIBUTION TO CREDITORS....................................................................28

VII.     UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS........................................................28

         A.       Introduction..................................................................................28

         B.       Certain Material United States Federal Income Tax Consequences to the Debtors.................29

         C.       Certain Material United States Federal Income Tax Consequences to Holders of Claims...........29

VIII.    ALTERNATIVES TO THE PLAN...............................................................................30

         A.       Other Plans of Reorganization.................................................................31

         B.       Liquidation Under Chapter 7 of the Bankruptcy Code............................................31

IX.      CONFIRMATION REQUIREMENTS..............................................................................31

         A.       The Confirmation Hearing......................................................................31

         B.       Acceptances Necessary to Confirm the Plan.....................................................32

         C.       Best Interests of Creditors...................................................................32

         D.       Feasibility...................................................................................33

         E.       Confirmation of the Plan......................................................................33

X.       CERTAIN RISK FACTORS TO BE CONSIDERED..................................................................33

         A.       Parties-In-Interest May Object to the Debtors' Classification of Claims.......................34

         B.       The Debtors May Not Be Able to Secure Confirmation of the Plan................................34

         C.       The Debtors May Object to the Amount or Classification of Your Claim..........................34

XI.      WHERE YOU CAN OBTAIN MORE INFORMATION..................................................................34

XII.      CONCLUSION AND RECOMMENDATION.........................................................................35


                                                         ii

         EXHIBITS



         Exhibit A - Joint Plan of Liquidation

         Exhibit B - Order Approving Disclosure Statement

                      IN THE UNITED STATES BANKRUPTCY COURT
                    FOR THE EASTERN DISTRICT OF PENNSYLVANIA

In re:                                         :  Chapter 11
                                               :
FN ESTATE, INC., ET AL.,                       :  Case No. 03-23143 (TMT)
                                               :
               Debtors.                        : (Jointly Administered)
                                               :

I.       OVERVIEW OF THE DISCLOSURE STATEMENT

                         PURPOSE OF DISCLOSURE STATEMENT
                         -------------------------------

         FN Estate, Inc., f/k/a Fastnet Corporation ("FN" or the "Debtor"), the above-captioned parent debtor and debtor-in-possession, and its subsidiary debtors-in-possession (collectively, the "Debtors") which are being jointly administered in this case prepared this Disclosure Statement ("Disclosure Statement") to accompany and in connection with the solicitation by the Debtors and the Official Committee of Unsecured Creditors (the "Creditors' Committee") of the Joint Plan of Liquidation dated December 30, 2004 (the "Plan"), filed in the Debtors' reorganization proceedings (the "Chapter 11 Cases") under chapter 11 of title 11, United States Code (the "Bankruptcy Code"), pending in the United States Bankruptcy Court for the Eastern District of Pennsylvania (the "Bankruptcy Court"). After notice and hearing, and upon order of the Bankruptcy Court entered January [__], 2005, the Bankruptcy Court approved this Disclosure Statement as containing information of a kind and in sufficient detail that would enable a hypothetical reasonable investor, typical of holders of claims and interests of the classes being solicited, to make an informed judgment whether to vote to accept or reject the Plan.

         A copy of the Plan is attached to this Disclosure Statement and incorporated into this Disclosure Statement by reference as EXHIBIT A. A copy of the order of the Bankruptcy Court approving this Disclosure Statement accompanies this Disclosure Statement as EXHIBIT B.

         You should read this Disclosure Statement and the Plan in their entirety before voting on the Plan. No statements or information concerning the Debtors, their subsidiaries or affiliates or any other entity described in this Disclosure Statement or the Plan, particularly, but not limited to, the Debtors' future business operations, profits, financial condition, assets or liabilities are authorized by the Debtors other than as set forth in this Disclosure Statement or Exhibits hereto.

         The financial information set forth in this Disclosure Statement has not been audited by independent certified public accountants. For that reason, and as a result of the complexity of the financial affairs of the Debtors (and their subsidiaries and/or affiliates, to the extent applicable), the Debtors are not able to represent and warrant that the information set forth in this Disclosure Statement is without any inaccuracy. To the extent possible, however, the information has been prepared from the Debtors' financial books and records, and every effort has been made to ensure that all information in this Disclosure Statement has been fairly presented.

                             PROCEDURAL INFORMATION
                             ----------------------

VOTING

         Each holder of a Claim or Equity Interest of a Class that is "Impaired" under the Plan, but is not deemed to have rejected the Plan, will receive this Disclosure Statement, the Plan, the Voting Procedures Order, notice of the Confirmation Hearing and a ballot for accepting or rejecting the Plan. Any holder of a Claim or Equity Interest whose legal, contractual or equitable rights are altered, modified or changed by the proposed treatment under the Plan, or whose treatment under the Plan is not provided for in section 1124 of the Bankruptcy Code, is considered "Impaired." Each holder of a Claim or Equity Interest of a Class that is deemed to accept or reject the Plan will receive the Voting Procedures Order, notice of the Confirmation Hearing and a notice of non-voting status in the form approved by the Bankruptcy Court, but will not receive a ballot and will not be eligible to vote on the Plan. Holders of Claims or Equity Interests of a Class deemed to accept or reject the Plan will not receive copies of the Plan or the Disclosure Statement, but may obtain copies of these documents by mailing a written request for such materials to the Balloting Agent identified below.

      --------------------------------------------------------------------
          WHICH CLASSES OF CLAIMS ARE ENTITLED TO VOTE ON THE PLAN?

       Classes of Claims are entitled to vote on the Plan as follows:

       o Claims in Class 2 are Impaired and entitled to vote on the Plan (the "Voting Class").

       o Claims in Class 1 are unimpaired under the Plan, are deemed to have accepted the Plan and will not be entitled to vote on the Plan.

       o Claims in Class 3 and Equity Interests in Class 4 will receive no distribution under the Plan, are deemed to have rejected the Plan and will not be entitled to vote on the Plan.
      --------------------------------------------------------------------

         For a description of the Classes of Claims and Equity Interests and their respective treatment under the Plan, see Subsections (A), (B) and (C) of
Section VI below.

         You may only vote on the Plan with respect to a Claim or Equity Interest if that Claim belongs to the Voting Class under the Plan. All holders of Claims in Class 3 and Equity Interests in Class 4 are deemed to have rejected the Plan and will not be entitled to vote. The Bankruptcy Court has fixed January [__], 2005, as the voting record date. To be eligible to vote on the Plan, persons with Claims that belong to the Voting Class must have held them on the voting record date.

         Under the Bankruptcy Code, the Plan will be deemed accepted by an Impaired Class of Claims if the Debtors receive votes accepting the Plan representing at least:

         o two-thirds of the total dollar amount of the allowed Claims in the Class that cast a vote; and

         o more than one-half of the total number of allowed Claims in the Class that cast a vote.

         The Voting Procedures Order will set forth which Claims are "allowed" for purposes of voting and designate the form of ballot to be used by each Voting Class. For more information on voting procedures, please consult the Voting Procedures Order.

         All properly completed ballots received by the Debtors before 4:00 p.m. (Eastern Time) on March [__], 2005 (the "Voting Deadline"), will be counted in determining whether each Impaired Class entitled to vote on the Plan has accepted the Plan. Any ballots received after the Voting Deadline will not be counted. All ballots must contain an original signature to be counted. No ballots received by facsimile will be accepted.

         ------------------------------------------------------------------
                             VOTING ON THE PLAN

         WHEN DOES THE VOTE NEED TO BE RECEIVED? The deadline for the receipt by the Balloting Agent of properly completed ballots is 4:00 p.m. (Eastern Time), March [__], 2005.

         WHICH CLASSES MAY VOTE? Persons may vote to accept or reject the Plan only with respect to Allowed Claims that belong to a Class that is Impaired under the Plan and is not deemed to have rejected the Plan. The only Impaired Class that is entitled to vote is Class 2.

         WHICH MEMBERS OF THE IMPAIRED CLASSES MAY VOTE? The VOTING RECORD date for determining which members of Impaired Classes may vote on the Plan is January [__], 2005. Persons may vote on the Plan only with respect to Claims that were held on the voting record date.

         HOW DO I VOTE ON THE PLAN? For a vote to be counted, the Debtors must receive an original signed copy of the ballot form approved by the Bankruptcy Court. Faxed copies and votes sent on other forms will not be accepted.

         WHO SHOULD I CONTACT IF I HAVE QUESTIONS OR NEED A BALLOT? You may contact the Debtors at the address or phone number listed below.
         ------------------------------------------------------------------

         This Disclosure Statement and the Plan are the only materials that you should use in determining how to vote on the Plan. The Debtors and the Creditors' Committee believe that approval of the Plan provides the greatest return to holders of Claims in the Voting Class.

         -----------------------------------------------------------------
                                 VOTING RECOMMENDATIONS

         The Debtors and the Creditors' Committee believe that the Plan presents the best opportunity for holders of Claims to maximize their respective recoveries. THE DEBTORS AND THE CREDITORS' COMMITTEE ENCOURAGE HOLDERS OF IMPAIRED CLAIMS IN CLASS 2 TO VOTE TO ACCEPT THE PLAN.
         -----------------------------------------------------------------

         The ballots have been specifically designed for the purpose of soliciting votes on the Plan from each Class entitled to vote. For this reason, in voting on the Plan, please use only the ballot sent to you with this Disclosure Statement. If you believe you have received the incorrect form of ballot, you need another ballot or you have any questions concerning the form of ballot, please contact the Debtors.

         Please complete and sign your ballot and return it in the enclosed pre-addressed envelope to the Debtors. All correspondence in connection with voting on the Plan should be directed to the Debtors at the following address:

                     ------------------------------------
                                    DEBTORS

                           BY MAIL OR OVERNIGHT DELIVERY:

                     SCHNADER HARRISON SEGAL & LEWIS LLP
                     Attention: Nicholas J. LePore, III
                     1600 Market Street, Suite 3600
                     Philadelphia, Pennsylvania 19103
                     (215) 751-2286 (phone)

                     ------------------------------------

         The Debtors will prepare and file with the Bankruptcy Court a certification of the results of the voting on the Plan on a Class-by-Class basis.

         Additional copies of the ballots, this Disclosure Statement and the Plan are available upon request made to the Debtors. Please contact the Debtors with any questions relating to voting on the Plan.

         -------------------------------------------------------------
                           YOUR VOTE IS IMPORTANT

         Your vote on the Plan is important because:

         o Under the Bankruptcy Code, a chapter 11 plan can only be confirmed if certain majorities in dollar amount and number of claims (as described above) of each Voting Class under the plan vote to accept the plan.

         o Under the Bankruptcy Code, only the votes of those holders of claims or interests who actually submit votes on a plan are counted in determining whether the specified majorities of votes in favor of the plan have been received.

         o If you are eligible to vote with respect to a Claim and do not deliver a properly completed ballot relating to that Claim by the Voting Deadline, you will be deemed to have abstained from voting with respect to that Claim and your eligibility to vote with respect to that Claim will NOT be considered in determining the number and dollar amount of ballots needed to make up the specified majority of that Claim's Class for the purpose of approving the Plan.
         -------------------------------------------------------------

All pleadings and other documents referred to in this Disclosure Statement as being on file with the Bankruptcy Court are available for inspection and review during normal business hours at the Office of the Clerk of the United States Bankruptcy Court for the Eastern District of Pennsylvania (Reading Division), Madison Building, 400 Washington Street, Reading, Pennsylvania 19601; telephone
(610) 320-5255, or on-line at the Bankruptcy Court's website: http://www.paeb.uscourts.gov/index.html.

         THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE DEBTORS' AND THE CREDITORS' COMMITTEE'S JOINT PLAN AND OTHER DOCUMENTS RELATING TO THE PLAN. WHILE THE DEBTORS SUBMIT THAT THOSE SUMMARIES PROVIDE ADEQUATE INFORMATION WITH RESPECT TO THE DOCUMENTS SUMMARIZED, THESE SUMMARIES ARE QUALIFIED BY THE COMPLETE TEXT OF SUCH DOCUMENTS. IF ANY INCONSISTENCIES EXIST BETWEEN THE TERMS AND PROVISIONS OF THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR OTHER DOCUMENTS DESCRIBED HEREIN, THE TERMS AND PROVISIONS OF THE PLAN AND OTHER DOCUMENTS ARE CONTROLLING. EACH HOLDER OF AN IMPAIRED CLAIM OR EQUITY INTEREST SHOULD REVIEW THE ENTIRE PLAN AND ALL RELATED DOCUMENTS AND SEEK THE ADVICE OF ITS OWN COUNSEL AND FINANCIAL CONSULTANT BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. ANY CHANGES TO THESE DOCUMENTS WILL BE DESCRIBED AT THE HEARING ON THE CONFIRMATION OF THE PLAN.

         THIS DISCLOSURE STATEMENT MAY NOT BE RELIED UPON BY ANY PERSON OR ENTITY FOR ANY PURPOSE OTHER THAN BY HOLDERS OF IMPAIRED CLAIMS OR INTERESTS ENTITLED TO VOTE ON THE PLAN IN DETERMINING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN. NOTHING CONTAINED IN THIS DISCLOSURE STATEMENT WILL CONSTITUTE AN

ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON HOLDERS OF CLAIMS OR EQUITY INTERESTS.

         EXCEPT TO THE EXTENT OTHERWISE SPECIFICALLY NOTED HEREIN, THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS GENERALLY INTENDED TO DESCRIBE FACTS AND CIRCUMSTANCES ONLY AS OF DECEMBER 30, 2004, AND NEITHER THE DELIVERY OF THIS DISCLOSURE STATEMENT NOR THE CONFIRMATION OF THE PLAN WILL CREATE ANY IMPLICATION, UNDER ANY CIRCUMSTANCES, THAT THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS CORRECT AT ANY TIME AFTER DECEMBER 30, 2004, OR THAT THE DEBTORS WILL BE UNDER ANY OBLIGATION TO UPDATE SUCH INFORMATION IN THE FUTURE.

         THE DEBTORS AND THE CREDITORS' COMMITTEE BELIEVE THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTEREST OF CREDITORS AND EACH RECOMMENDS THAT YOU VOTE TO ACCEPT THE PLAN.

II.      SUMMARY AND OVERVIEW OF THE PLAN

         The following table briefly summarizes the classifications and treatment of Claims and Equity Interests under the Plan.

------- ------------------ ------------------------------------- -------------  ------------  ---------
CLASS    TYPE OF CLAIM OR                TREATMENT                 ESTIMATED     IMPAIRMENT     VOTING
-----     EQUITY INTEREST                ---------                 RECOVERY      ----------     ------
          ---------------                                          --------
------- ------------------ ------------------------------------- -------------  ------------  ---------
   N/A   Administrative    Paid in full in Cash on the later        100%            N/A          No
         Claims (other     of (i) the Effective Date of the
         than those set    Plan or (ii) the date on which
         forth separately  such Administrative Claim is
         below)            Allowed.
------- ------------------ ------------------------------------- -------------  ------------  ---------
   N/A   United States     Paid on a quarterly basis as             100%            N/A          No
         Trustee Fees      required by statute until the
                           Chapter 11 Cases are closed.
------- ------------------ ------------------------------------- -------------  ------------  ---------
   N/A  Priority Tax       Paid in full in Cash on the later        100%            N/A          No
        Claims             of (i) the Effective Date of the
                           Plan or (ii) the date on which
                           such Priority Tax Claim is
                           Allowed.
------- ------------------ ------------------------------------- -------------  ------------  ---------
CLASS   Priority Non-Tax   Paid in full in Cash on the later        100%         Unimpaired      No
  1     Claims             of (i) the Effective Date of the
                           Plan or (ii) the date on which
                           such Priority Non-Tax Claim
                           is Allowed.
------- ------------------ ------------------------------------- -------------  ------------  ---------
CLASS   General            The holders of Allowed General          10-12%         Impaired       Yes
  2     Unsecured          Unsecured Claims shall receive
        Claims             their Pro Rata Share of all
                           remaining Cash after payment in
                           full of all Allowed Claims in
                           Sections 2.1, 2.2, 2.3, 2.4, and
                           4.1 of the Plan, and all Post-
                           Confirmation Expenses, through
                           multiple distributions, the first
                           of which shall be made on the
                           Effective Date or as soon
                           thereafter as is practicable.
------- ------------------ ------------------------------------- -------------  ------------  ---------
CLASS   Daslic Claim       The Allowed Class 3 Daslic Claim          0%           Impaired       No
  3                        will receive no distribution
                           under the Plan.
------- ------------------ ------------------------------------- -------------  ------------  ---------
CLASS   Equity Interests   Allowed Class 4 Equity Interests          0%           Impaired       No
  4                        will receive no distribution
                           under the Plan.
------- ------------------ ------------------------------------- -------------  ------------  ---------


                                                  6

                        ESTIMATED PROJECTED DISTRIBUTIONS
                        ---------------------------------


CLASS AND TYPE OF CLAIM                                   PROJECTED DISTRIBUTION

N/A  Administrative (other than as specified below)                100%

N/A  United States Trustee Fees                                    100%

N/A  Priority Tax                                                  100%

Class 1 Priority Non-Tax Claims                                    100%

Class 2 General Unsecured Claims                                  10-12%

Class 3 Daslic Claim                                               None

Class 4 Equity Interests                                           None


III.     GENERAL INFORMATION

         A.       OVERVIEW OF CHAPTER 11

         Chapter 11 is the primary business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business and affairs for itself, its creditors and its equity interest holders. In addition to permitting the rehabilitation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated equity interest holders with respect to distributions of the value of a debtor's assets.

         The commencement of a chapter 11 case creates a bankruptcy estate that is comprised of all of the legal and equitable interests of a debtor as of the commencement date of the chapter 11 case. The Bankruptcy Code provides that a debtor may continue to operate its business and affairs and remain in possession of its property as a "debtor-in-possession".

         The consummation of a plan is the fundamental objective of a chapter 11 reorganization case. A plan sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan by a bankruptcy court binds the debtor, any issuer of securities under the plan, any person acquiring property under the plan, and any creditor or equity interest holder of a debtor. Pursuant to section 1129(a)(11) of the Bankruptcy Code, a plan may provide for the liquidation of the debtor.

         Certain holders of claims against and interests in a debtor are permitted to vote to accept or reject the plan. Prior to soliciting acceptances of the proposed plan, however, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding the plan. The Debtors are submitting this Disclosure Statement to holders of Claims against and Equity Interests in the Debtors to satisfy the requirements of section 1125 of the Bankruptcy Code.

         B.       DESCRIPTION OF DEBTORS

                  1.       The Debtors
                           -----------

         Prior to the Petition Date, Fastnet Corporation and its subsidiaries provided Internet access and enhanced products and services to its customers since 1994. Fastnet was an Internet Service Provider ("ISP") offering narrow and broadband data communication services and enhanced products and services to individuals and businesses primarily in primary and second-tier markets in the mid-Atlantic portion of the United States. Fastnet's services included high-speed data and Internet services, data center services, including web hosting and managed and unmanaged colocation services, small office-home office ("SOHO") Internet access, wholesale colocation services, and various professional services including eSolutions, web design and development. Fastnet focused its sales and marketing efforts on businesses in the markets they served using the value proposition of combining its technical expertise with dedicated customer care. Fastnet approached its customers from an access carrier neutral position, providing connectivity over a variety of available technologies. These included classic Telco provided point-to-point, ISDN, SMDS, ATM, and DSL and non-classic such as Layer 2 Ethernet.

                  2.       Employees
                           ---------

         As of the Petition Date, the Debtors employed approximately 140 persons. After the filing, the Debtors reduced their workforce as they sold off their operating assets in a series of Bankruptcy Court approved sales and began to winddown operations. Many employees became employed by US LEC Corporation ("US LEC") after the Debtors sold substantially all of their assets to US LEC, as discussed below.

                  3.       Retention of Certain Personnel
                           ------------------------------

         On or about September 15, 2003, the Debtors filed a MOTION OF THE DEBTORS AND DEBTORS-IN-POSSESSION FOR AUTHORIZATION TO IMPLEMENT KEY EMPLOYEE COMPENSATION PROGRAM (the "KERP Motion"). On October 9, 2003, the Court entered an Order approving the KERP Motion. Pursuant to the KERP Motion and Order, the Debtors were authorized to provide certain incentives to forestall employee attrition during the pendency of the Debtors' chapter 11 cases. The compensation program provided for four separate but integrated components of compensation payable to employee participants: (i) a key employee retention plan; (ii) a severance plan; (iii) loan forgiveness offered to retain certain key employees; and (iv) incentive compensation offered to incentivize the Debtors' Chief Executive Officer and Chief Financial Officer to remain with the Debtors, to maintain the Debtors' operations as a going concern, and to position the Debtors for maximum value or sale price.

         On or about August 6, 2004, the Debtors filed a MOTION OF THE DEBTORS AND DEBTORS-IN-POSSESSION FOR AUTHORIZATION TO ENTER INTO AGREEMENTS FOR CONTINUED EMPLOYMENT OF CERTAIN EMPLOYEES (the "Winddown Employment Motion"). An Order approving the Winddown Employment Motion was entered by the Court on October 7, 2004. Pursuant to the terms of the Winddown Employment Motion and Order, the Debtors were authorized to retain and incentivize two employees necessary to the winddown of the Debtors' operations and the collection of outstanding accounts receivable. The Debtors currently have two full-time employees. This number includes the Chief Executive Officer, but excludes professionals.

IV.      THE CHAPTER 11 CASES

         A.       THE DEBTORS' CHAPTER 11 FILINGS

         During the second quarter of 2003, the Debtors entered into negotiations with their vendors to reorganize outside of bankruptcy. The Debtors' efforts to restructure outside of bankruptcy were unsuccessful, and on June 10, 2003, Fastnet Corporation and on June 13, 2003, each of its debtor subsidiaries filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. The cases have been jointly administered for procedural purposes only at Case No. 03-23143(TMT). The Debtors have continued to manage their properties and operate their businesses as debtors-in-possession in accordance with sections 1107 and 1108 of the Bankruptcy Code.

         B.       THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

         On June 20, 2003, the United States Trustee formed the Creditors' Committee. The Creditors' Committee was initially composed of Robert L. Bast; Applied Theory, Inc.; PPL Telecom, LLC; Operating Telephone Subsidiaries of Verizon Communications, Inc.; Jeffrey J. Pasquale; and PECO/Telcove. Robert Bast has since resigned due to a conflict of interest. PECO/Telcove was a joint venture and PECO served as the initial representative on the Committee. The joint venture has since dissolved and Telcove now sits on the Committee.

         C. COMPLIANCE WITH BANKRUPTCY CODE, BANKRUPTCY RULES, LOCAL COURT RULES AND UNITED STATES TRUSTEE DEADLINES

         On July 16, 2003, the Debtors filed their respective Statements of Financial Affairs, Schedules of Assets and Liabilities, and lists of Equity Security Holders. On __________, 200_, the Debtors filed an Amendment to Schedule F of their Schedules of Assets and Liabilities. On October 22, 2003, the United States Trustee conducted a meeting of creditors pursuant to section 341 of the Bankruptcy Code. The Debtors have filed all monthly operating reports through September 2004, and have timely paid all statutory quarterly fees as required by the Office of the United States Trustee. To the best of the Debtors' knowledge, information and belief, the Debtors have complied with all other applicable requirements of the Bankruptcy Code and Bankruptcy Rules, as well as local Bankruptcy Court rules and deadlines of the Office of the United States Trustee.

         D.       MARKETING OF THE DEBTORS' OPERATIONS

         As a result of prior operating results and significant cash flow problems, on or about October 3, 2002, the Debtors engaged DH Capital LLC ("DHC") as investment bankers for the purpose of assisting them in raising debt or equity investments, or identifying a possible acquirer for the stock or assets of the Debtors. In connection with its prepetition engagement, DHC contacted many potential strategic and financial buyers, however, no purchaser resulted from these prepetition efforts.

         As a result of its extensive knowledge of the Debtors and their industry, the Debtors again engaged DHC to assist in the marketing process after the Petition Date. DHC's retention was approved by Order dated September 2, 2003, and effective as of July 16, 2003. DHC's postpetition marketing efforts began on or about August 1, 2003. As a result of extensive, lengthy and open marketing efforts, the Debtors entered into an asset purchase agreement with US LEC for the sale of substantially all of their assets. Not all of the Debtors' assets were sold to US LEC, however, and the Debtors continued to market their remaining assets. The eventual sale of these remaining assets was the result of the Debtors' continued efforts.

         E.       AUCTION AND SALE OF SUBSTANTIALLY ALL OF THE DEBTORS' ASSETS

         Through the bankruptcy process, the Debtors sold substantially all of their assets through a series of Bankruptcy Court approved sales.

         First, on December 15, 2003, the Debtors closed on the sale of substantially all of their assets, including their Broadband and Dial Up Internet Access, Co-location, and Managed Hosting business units, to US LEC for approximately $8.5 million, plus the assumption of certain liabilities. The $8.5 million consisted of approximately $6 million in cash, a $1.5 million promissory note, and US LEC Class A common stock with a market value of approximately $1 million at closing. The Bankruptcy Court entered an Order approving the US LEC sale on December 4, 2003.

         Second, on January 8, 2004, the Bankruptcy Court entered an Order granting the Debtors' motion to sell their E-Solutions and web development and design business to a group of noteholders of NetReach, Inc., a subsidiary of the Debtors, in exchange for the surrender and transfer to the Debtors of promissory notes in the aggregate principal amount of $766,000, a general release of the Debtors by the noteholders, an assumption of certain severance obligations to transferred employees, and the assumption of all liabilities under the lease of the Ambler Office.

         Third, on April 13, 2004, the Bankruptcy Court entered an Order granting the Debtors' motion to sell certain equipment that was no longer in use to the Townsend Assets Group for approximately $241,550.

         Fourth, on April 22, 2004, the Bankruptcy Court entered an Order granting the Debtors' motion to sell all of their information relating to certain customers in connection with their operations in the State of New York to Choice One Communications of New York, Inc. Choice One is obligated to pay the Debtors a percentage of the fees collected by Choice One on or before April 30, 2005 from the customers that migrated to Choice One on or before June 30, 2004.

         Finally, on April 23, 2004, the Bankruptcy Court entered an Order approving the Debtors' motion to sell substantially all of their assets used or associated with their wireless Internet access operations located in Rochester, New York to CBTEK, LLC for approximately $155,000, plus the assumption of certain liabilities.

         F.       SETTLEMENTS

         During the pendency of these cases, the Debtors have entered into many Court approved settlements in an effort to maximize the value of the Estates for the benefit of all creditors while minimizing the administrative and legal costs associated with litigating the underlying disputes. The Bankruptcy Court has entered Orders approving settlements between the Debtors and: Akami Technologies; Cable and Wireless PLC and Cable & Wireless IDC; Cisco Systems Capital Corporation and Cisco Systems, Inc.; John G. Englesson; Equinox Business Credit; General Electric Capital Corporation; GMAC; Hostway Corporation; Lee Park Investors; NYSERNet; J. Robert Seder; Sunrise International Leasing Corporation; and US LEC.

         G.       EXTENSION OF THE DEBTORS' EXCLUSIVITY PERIODS

         Section 1121(b) of the Bankruptcy Code provides for an initial period of 120 days after the filing of a voluntary chapter 11 petition during which a debtor has the exclusive right to file a plan of reorganization. Section 1121(c)(3) of the Bankruptcy Code provides that if a debtor files a plan of reorganization within such 120 day period, the debtor has a period of 180 days from the filing of its voluntary petition for relief to obtain acceptances of such plan, during which time competing plans may not be filed. The Debtors' exclusive periods were originally set to expire on October 8, 2003, and December 8, 2003, respectively.

         During the pendency of these Cases, the Debtors' exclusive periods were extended as follows: (1) by Order dated October 30, 2003, through December 31, 2003 and June 28, 2004; (2) by Order dated January 28, 2004, through February 28, 2004 and May 28, 2004; (3) by Order dated April 6, 2004, through April 30, 2004 and June 30, 2004; (4) by Order dated May 27, 2004, through June 30, 2004 and August 31, 2004; (5) by Order dated August 18, 2004, through August 31, 2004 and October 31, 2004; (6) by Order dated October 12, 2004, through October 31, 2004 and December 31, 2004; and (7) by Order dated November 24, 2004, through December 31, 2004 and February 28, 2005.

V.       PLAN OF LIQUIDATION

         THE FOLLOWING DISCUSSION OF THE PLAN CONSTITUTES A SUMMARY ONLY AND IS QUALIFIED IN ITS ENTIRETY BY THE TERMS OF THE PLAN ITSELF. YOU SHOULD READ THE PLAN BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN. CHANGES MAY BE MADE TO THE PLAN. ANY SUCH CHANGES MADE TO THE PLAN WILL BE DESCRIBED AT THE CONFIRMATION HEARING. A copy of the Plan is attached as EXHIBIT A to this Disclosure Statement.

         A.       GENERAL DESCRIPTION OF THE PLAN

         This Disclosure Statement has been submitted by the Debtors in order to afford the Debtors the opportunity to confirm a Plan on or before March [__], 2005, which will be consummated on or before March [__], 2005.

         B.       UNCLASSIFIED ALLOWED CLAIMS AND THEIR TREATMENT

                  1.       Administrative Expense Claims.
                           ------------------------------

         Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, on the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors shall pay to each holder of an Allowed Administrative Expense Claim, in full satisfaction of such Claim, an amount in Cash equal to the Allowed amount of such Claim.

                  2.       Bar Date For Administrative Expense Claims.
                           -------------------------------------------

         BY ORDER OF THE BANKRUPTCY COURT DATED AUGUST 24, 2004,
("ADMINISTRATIVE CLAIMS BAR DATE ORDER") THE DEADLINE TO FILE PROOFS OF ADMINISTRATIVE EXPENSE CLAIMS AND REQUESTS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS THAT AROSE ON OR BEFORE AUGUST 26, 2004, WAS SEPTEMBER 24, 2004, EXCEPT AS OTHERWISE SET FORTH IN THE ADMINISTRATIVE CLAIMS BAR DATE ORDER.

         PROOFS OF ADMINISTRATIVE EXPENSE CLAIMS AND REQUESTS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS THAT HAVE ARISEN AFTER AUGUST 26, 2004, MUST BE FILED AND SERVED PURSUANT TO THE PROCEDURES SET FORTH IN THE CONFIRMATION ORDER OR NOTICE OF ENTRY OF CONFIRMATION ORDER, NO LATER THAN THIRTY (30) DAYS AFTER THE EFFECTIVE DATE.

         Notwithstanding anything to the contrary herein, no proof of Administrative Expense Claim or application for payment of an Administrative Expense Claim that arose or arises after AUGUST 26, 2004, need be filed for the allowance of any: (i) fees and expenses of professionals engaged by the Debtors or the Creditors' Committee; or (ii) fees of the United States Trustee arising under 28 U.S.C. ss. 1930. All Claims described in clause (i) and (ii) of the immediately preceding sentence shall be paid by the Debtors in accordance with the terms of the Plan.

         Any Persons that fail to file a proof of Administrative Expense Claim or request for payment thereof on or before the applicable Administrative Claims Bar Date as required herein or in the Administrative Claims Bar Date Order shall be forever barred from asserting such Claim against any of the Debtors, the Estates, or their property and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Administrative Expense Claim.

                  3.       Compensation and Reimbursement Claims.
                           --------------------------------------

         All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 327, 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is thirty (30) days after the Confirmation Date, and (ii) shall be paid in full in such amounts as are allowed by the Bankruptcy Court (A) upon the date upon which the order relating to any such Administrative Expense Claim is entered, or as soon thereafter as is reasonably practicable, or (B) upon such other terms as may be mutually agreed upon between the holder of such an Administrative Expense Claim and the Debtor.

                  4.       United States Trustee.
                           ----------------------

         Pursuant to 28 U.S.C. ss. 1930(a)(6), a debtor is obligated to continue paying statutory quarterly fees to the United States Trustee post-confirmation until the Cases are closed, dismissed or converted. The Debtors will continue to be responsible for making such statutory quarterly payments and submitting appropriate financial reports to the United States Trustee until the Bankruptcy Cases are closed.

                  5.       Priority Tax Claims.
                           --------------------

         Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, on the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors shall pay to each holder of an Allowed Priority Tax Claim, an amount in Cash equal to the Allowed amount of such Claim.

         C.       CLASSIFICATION AND TREATMENT OF ALLOWED CLAIMS AND EQUITY
                  INTERESTS

         The Plan divides Allowed Claims against and Allowed Equity Interests in the Debtors into various classes that the Debtors believe are in accordance with the classification requirements established by the Bankruptcy Code. Distribution of Cash to the holders of Allowed Claims under the Plan are in full satisfaction of such Allowed Claims (including any and all interest or costs accrued and allowable thereon). All Claims against and Equity Interests in the Debtors arising prior to the Commencement Date will be discharged under the Plan on the Effective Date of the Plan to the extent provided in the Plan or the Confirmation Order.

         A summary of the classification and treatment of Allowed Claims and Allowed Interests under the Plan is set forth below.

                  1.       Class 1: Priority Non-Tax Claims
                           --------------------------------

         Distribution: Except to the extent that a holder of an Allowed Priority Non-Tax Claim against the Debtors agrees to a different treatment of such Claim, on the Effective Date, or as soon thereafter as is reasonably practicable, each such holder shall receive a Pro Rata Share of all remaining Cash after payment of all Allowed Claims in sections 2.1, 2.2, 2.3, and 2.4 of the Plan.

         CLASS 1 IS UNIMPAIRED UNDER THE PLAN. EACH HOLDER OF AN ALLOWED CLASS 1 CLAIM IS CONCLUSIVELY PRESUMED TO HAVE ACCEPTED THE PLAN, AND, CONSEQUENTLY, IS NOT ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN.

                  2.       Class 2: General Unsecured Claims
                           ---------------------------------

         Distribution: The holders of Allowed General Unsecured Claims shall receive their Pro Rata Share of all remaining Cash after payment in full of all Allowed Claims in Sections 2.1, 2.2, 2.3, 2.4, and 4.1 of the Plan, and all Post-Confirmation Expenses, through multiple distributions, the first of which shall occur on the Effective Date or as soon thereafter as is practicable.

         CLASS 2 IS IMPAIRED UNDER THE PLAN. HOLDERS OF ALLOWED CLASS 2 CLAIMS ARE ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN

                  3.       Class 3: Daslic Claim
                           ---------------------

         The holder of the Daslic Claim shall neither receive nor retain any property or interest in Estate Property on account of such Claim.

         CLASS 3 IS IMPAIRED UNDER THE PLAN AND SHALL RECEIVE NOTHING UNDER THE PLAN. THE HOLDER OF THE ALLOWED CLASS 3 CLAIM IS DEEMED TO REJECT THE PLAN. CONSEQUENTLY, THE HOLDER OF THE ALLOWED CLASS 3 CLAIM IS NOT ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN.

                  4.       Class 4: Equity Interests
                           -------------------------

         All Equity Interests issued by the Debtors shall survive Confirmation. However, each holder of an Equity Interest shall neither receive nor retain any property or interest in Estate Property on account of such Equity Interest. Equity Interest holders are enjoined from taking actions detrimental to the liquidation of the Debtors Estates, taking actions contrary to the terms of the Plan, and taking actions that would impede the implementation of the provisions of the Plan in any way. Those holding Equity Interests are also enjoined from transferring such Equity Interests. In accordance with Section 6.6, all Equity Interests will be cancelled after the Plan has been fully implemented and the Administrative Agent files the appropriate articles of dissolution. On or before the dissolution of the Debtors' corporate existence, the Debtors will file with the United States Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of any of its publicly traded securities.

         CLASS 4 IS IMPAIRED UNDER THE PLAN AND SHALL RECEIVE NOTHING UNDER THE PLAN. THE HOLDERS OF ALLOWED CLASS 4 EQUITY INTERESTS ARE DEEMED TO REJECT THE PLAN. CONSEQUENTLY, HOLDERS OF ALLOWED CLASS 4 EQUITY INTERESTS ARE NOT ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN.

         D.       CLAIMS BAR DATES

         On October 2, 2003, the Bankruptcy Court entered an ORDER GRANTING MOTION OF DEBTORS AND DEBTORS-IN-POSSESSION TO: (A) FIX A BAR DATE FOR FILING PROOFS OF CLAIM, (B) APPROVE THE PROPOSED BAR DATE NOTICE, AND (C) APPROVE THE PROPOSED NOTICE PROCEDURES (the "Bar Date Order"), which established a Claims Bar Date for the filing of proofs of claim or interest for all creditors of the Debtors, including, without limitation, holders of executory contracts and unexpired leases of the Debtors (other than for Administrative Expense Claims) of November 15, 2003 ("Bar Date"). The Bar Date Order provides, in pertinent part: "ORDERED, that any holder of a claim against the Debtors who (i) is required to file a proof of claim for such claim in accordance with the terms and provisions of this Order and (ii) fails to timely file such proof of claim shall be forever barred, estopped and enjoined from asserting such claim against the Debtors (or filing a proof of claim with respect thereto) and the Debtors and their property shall be forever discharged from any and all indebtedness or liability with respect to such claim, and such holder shall not be permitted to vote on a plan of reorganization or participate in any distribution in the Debtors' chapter 11 cases on account of such claim or to receive further notices regarding such claim ...." Accordingly, to the extent a proof of claim was not filed by the applicable bar date, such Claim shall not be an "Allowed Claim" as defined in the Plan.

         On January 29, 2004, the Bankruptcy Court entered an ORDER GRANTING MOTION OF THE DEBTORS AND DEBTORS-IN-POSSESSION TO FIX SUPPLEMENTAL BAR DATE FOR FILING PROOFS OF CLAIM WITH RESPECT TO CERTAIN REJECTED CONTRACTS AND LEASES PURSUANT TO 11 U.S.C. SS. 502(G) AND FED. R. BANKR. P. 2002(A)(7) AND 3002(C)(4), pursuant to which creditors asserting rejection damage claims arising from the rejection of an executory contract or unexpired lease under the US LEC Sale Order were required to file a proof of claim for such damages on or before February 27, 2004.

         E.       CONFIRMATION HEARING

         The Bankruptcy Court will hold the Confirmation Hearing at the following time and place:

         -------------------------------------------------------------
                         CONFIRMATION HEARING

         DATE AND TIME: Commencing at _____ a.m. (Eastern time), on March [__], 2005.

         PLACE: The United States Bankruptcy Court for the Eastern District of Pennsylvania (Reading Division), Madison
         Building, 400 Washington Street, Reading, Pennsylvania 19601.

         JUDGE: The Honorable Thomas M. Twardowski

         The Confirmation Hearing may be adjourned from time to time on announcement in the Bankruptcy Court on the scheduled date for the hearing. No further notice will be required to adjourn the hearing.
         -------------------------------------------------------------

         At the Confirmation Hearing, the Bankruptcy Court will:

         o determine whether sufficient majorities in number and dollar amount, as applicable, from the Voting Class have delivered properly executed votes accepting the Plan to approve the Plan;

         o hear and determine objections, if any, to the Plan and to confirmation of the Plan that have not been previously disposed of;

         o determine whether the Plan meets the confirmation requirements of the Bankruptcy Code; and

         o        determine whether to confirm the Plan.

         Any objection to confirmation of the Plan must be in writing and filed and served as required by the Bankruptcy Court under the order approving this Disclosure Statement. That order requires any objections to the confirmation of the Plan to be served so as to be received on or before 4:00 p.m. on February [_], 2005, by the following persons:

         o Counsel for the Debtors, Schnader Harrison Segal & Lewis LLP, 1600 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103, Attn: Nicholas J. LePore, III, Esquire;

         o The Office of the United States Trustee for the Eastern District of Pennsylvania, 601 Walnut Street, Curtis Center, Suite 950W, Philadelphia, Pennsylvania 19106, Attn: David P. Adams, Esquire; and

         o Counsel for the Creditors' Committee, Reed Smith LLP, 435 Sixth Avenue, Pittsburgh, Pennsylvania 15219, Attn: Robert P. Simons, Esquire.

         F.       CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS

         All Equity Interests issued by the Debtors shall survive Confirmation. However, each holder of an Equity Interest shall neither receive nor retain any property or interest in Estate Property on account of such Equity Interest. Equity Interest holders are enjoined from taking actions detrimental to the liquidation of the Debtors Estates, taking actions contrary to the terms of the Plan, and taking actions that would impede the implementation of the provisions of the Plan in any way. Those holding Equity Interests are also enjoined from transferring such Equity Interests. In accordance with Section 6.6, all Equity Interests will be cancelled after the Plan has been fully implemented and the Administrative Agent files the appropriate articles of dissolution.

         G.       MEANS OF EXECUTING THE PLAN

                  1.       Implementation of the Plan
                           --------------------------

         If the Plan is confirmed and approved by the Bankruptcy Court, the Plan will be implemented through the actions described in this Section of the Disclosure Statement and in the Plan. In accordance with the terms of the Plan, the Debtors will:

         o make multiple Cash payments to holders of Allowed Claims, the first of which shall occur on the Effective Date or as soon thereafter as is reasonably practicable;

         o execute and/or deliver other documents or instruments required by the Plan on the Effective Date.

                  2.       Substantive Consolidation
                           -------------------------

         Pursuant to Sections 6.1 and 6.2 of the Plan, the Debtors are seeking, for all purposes related to the Plan, including, without limitation, voting, confirmation and distribution purposes, the substantive consolidation of the Estates of the Debtors, including, without limitation, all assets and liabilities of the Debtors, without duplication, and without any Intercompany

Claims, which are deemed discharged. Therefore, if confirmed, the Plan will have the following effect on and after the Effective Date, (i) all assets and liabilities of the Debtors and the Debtor Subsidiaries shall be treated as though they were merged, (ii) no distributions shall be made under the Plan on account of any Claim held by any of the Debtors on account of Intercompany Claims, (iii) no distributions shall be made under the Plan on account of any Equity Interests held by any of the Debtors in any other of the Debtors, (iv) all guarantees or agreements to act as surety by any of the Debtors of the obligations of any of the other Debtors shall be eliminated such that any Claim against any of the Debtors and any guaranty or agreement to act as surety therefor executed by any of the Debtors and any joint or several liability of any of the Debtors shall be one obligation of all of the Debtors, and (v) each and every Claim filed or to be filed in these Chapter 11 Cases of any of the Debtors shall be deemed filed against all of the Debtors, and shall be one Claim against and obligation of all of the Debtors. Notwithstanding the foregoing, the substantive consolidation effected pursuant to Section 6.1(a) of the Plan shall not (other than for purposes related to the Plan) affect: (i): the legal and organizational structures of the Debtors; (ii) the validity or enforceability of any post-Commencement Date executory contracts or unexpired leases entered into by any one or more of the Debtors; or (iii) defenses to any Causes of Action or requirements for any third party to establish mutuality in order to assert a right of setoff. Unless an objection to such substantive consolidation is made in writing by any creditor affected by the Plan on or before the deadline set by the Court for the filing of objections to confirmation of the Plan, an order (which may be the Confirmation Order) approving limited substantive consolidation may be entered by the Court. In the event any such objections are timely filed, a hearing with respect thereto shall occur at the Confirmation Hearing. Notwithstanding such substantive consolidation, if granted, nothing in the Plan shall affect the obligation of each of the Debtors to pay quarterly fees to the United States Trustee in accordance with 28 U.S.C. ss. 1930(a)(6).

                  3.       Oversight Board
                           ---------------

                  (a) The Oversight Board shall initially consist of Jeff Pasquale and representatives of Telcove and AppliedTheory Corporation. Thereafter, all vacancies on the Oversight Board shall be filled by majority vote of the remaining members.

                  (b) The Oversight Board shall have the responsibility of monitoring and overseeing the Administrative Agent's implementation of the Plan.

                  (c) The Oversight Board shall have the authority to object to and deny payment of any fees and expenses of the Administrative Agent and its professionals based on, INTER ALIA, reasonableness. All fees and expenses of the Administrative Agent and its professionals will be submitted to the Oversight Board for review and approval, such approval not to be unreasonably withheld. The Oversight Board shall raise any objections within five (5) Business Days after having received the subject invoices, and if no objections are raised within that time, the Administrative Agent shall pay the professionals in full.

                  (d) The Oversight Board shall also have the authority to review and deny any settlement(s) of Claims or Causes of Action in excess of $25,000. Settlements of Claims or Causes of Action that are less than or equal to $25,000 do not require the approval of the Oversight Board and are within the business judgment and sole discretion of the Administrative Agent. Settlements in excess of $25,000 must be approved by majority vote of the Oversight Board.

                  (e) Notwithstanding any other provision of the Plan, by majority vote of the members of the Oversight Board, the Oversight Board may (i) require the Administrative Agent to take any action authorized by the Plan, (ii) require the Administrative Agent to refrain from taking any action that is inconsistent with the duties of the Administrative Agent under the Plan, and
(iii) direct the Administrative Agent to make distributions either more or less frequently than otherwise required under the Plan.

                  (f) The Administrative Agent must obtain majority approval of the Oversight Board to: (i) incur debt secured by Estate Property; (ii) sell or abandon Estate Property; and (iii) modify the Plan.

                  (g) Members of the Oversight Board will be compensated for their services at a rate of $2,000 per member per month for the three (3) months immediately following the Effective Date and at an hourly rate of $175 not to exceed $2,000 per month thereafter. Members shall also be entitled to reimbursement of reasonable out-of-pocket expenses incurred in the fulfillment of their duties. Such reimbursement shall not include fees or expenses of counsel or any other professional.

                  (h) By majority vote, the Oversight Board may remove the Administrative Agent from office only for: (i) fraud, willful misconduct, or gross negligence in connection with its duties under the Plan, including the liquidation of the Debtors and the Estate Property; (ii) such physical or mental disability that subsequently prevents the Administrative Agent from performing the duties of Administrative Agent under the Plan; or (iii) cause, which shall include a breach of fiduciary duty or an unresolved conflict of interest, other than as specified in the foregoing clauses (i) and (ii).

                  (i) By majority vote, a member of the Oversight Board may be removed for: (i) fraud, willful misconduct, or gross negligence in connection with its duties under the Plan; (ii) such physical or mental disability that subsequently prevents the member from performing its the duties under the Plan; or (iii) cause, which shall include a breach of fiduciary duty or an unresolved conflict of interest, other than as specified in the foregoing clauses (i) and
(ii).

                  (j) The Oversight Board shall not have any authority other than that granted under the terms of the Plan. The Oversight Board shall not have the authority to prevent the Administrative Agent from filing an objection to Claim or initiating an adversary proceeding.

                  (k) Any dispute between the Administrative Agent and the Oversight Board shall be resolved by the Bankruptcy Court.

                  4.       Distribution Procedures
                           -----------------------

                  (a) ADMINISTRATIVE AGENT. The initial Administrative Agent shall be Tamie Barsky or such other Person as may be nominated by the Debtors and the Creditors' Committee jointly in advance of the Confirmation Hearing, and approved by the Bankruptcy Court in connection with the Confirmation Hearing. The Administrative Agent shall be installed as of the Effective Date and will have the duties and responsibilities described below.

                           (1) The Administrative Agent will not be required to
give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and in the event that the Administrative Agent is otherwise so ordered, all costs and expenses of procuring any such bond or surety will be borne by the Debtors.

                           (2) On the Effective Date, or as soon thereafter as
is reasonably practicable, the Administrative Agent, on account of the Debtors, shall remit to holders of Allowed Claims the amounts as set forth in the Plan.

                           (3) The Oversight Board may remove the Administrative
Agent as provided in Section 6.7(g) of the Plan. The Administrative Agent is elected as the sole Officer and Director of the Debtors, and shall replace all existing Officers and Directors of the Debtors.

                           (4) RIGHTS AND OBLIGATIONS OF THE ADMINISTRATIVE
                               AGENT:

                                    (A) LIQUIDATION OF THE DEBTORS. Following
the Effective Date, the Administrative Agent shall conduct an orderly liquidation of the remaining Estate Property consistent with the terms of the Plan.

                                    (B) MANAGEMENT OF THE DEBTORS. Except as
otherwise expressly limited in the Plan, the Administrative Agent shall have control and authority over the Debtors and Estate Property, including the Avoidance Actions and other causes of action that are owned by the Debtors, and over the management and disposition of the Estate Property (including the transfer of any Estate Property that does not constitute a disposition). Except as provided in the Plan, the Administrative Agent need not obtain any court order or approval in the exercise of any power or discretion conferred under the Plan, or account to any court in the absence of a breach of fiduciary duty. The Administrative Agent shall exercise its judgment for the benefit of the creditors in order to maximize the value of Estate Property, giving due regard to the cost, risk, and delay of any course of action. In connection with the management of the Debtors and use of the Estate Property, the Administrative Agent's power to manage the Debtors (except as otherwise expressly limited in the Plan) shall include taking the following action on behalf of the Debtors:

                                             (i) to pursue the liquidation and
marshalling of the Estate Property and to preserve and protect the Estate Property;

                                             (ii) to reconcile, settle, or
object to Claims against the Debtors and to prosecute, settle or abandon the Avoidance Actions and other causes of action that are Estate Property against third parties;

                                             (iii) to make or cause to be made
distributions of Cash in accordance with the terms of the Plan;

                                             (iv) to liquidate and distribute
Estate Property or any portion of or interest in Estate Property, and to dispose of the Estate Property for Cash or on such terms and for such consideration as are reasonable and appropriate;

                                             (v) to enforce payment of notes or
other obligations, including accounts receivable, owed to the Debtors;

                                             (vi) to purchase insurance with
coverage and limits as it deems desirable consistent with the budget referred to in the Plan, including, insurance covering liabilities of the Administrative Agent or employees or agents of the Debtors incurred in connection with their services to the Debtors;

                                             (vii) subject to the requirements
of the Plan, to appoint, engage, employ, supervise and compensate officers, employees, and other persons as may be necessary or desirable, including managers, consultants, accountants, technical, financial, or investment advisors or managers, attorneys, agents or brokers, corporate fiduciaries, or depositories;

                                             (viii) subject to the limitations
in the Plan, to the extent reasonably required to meet claims and contingent liabilities (including Disputed Claims) or to maintain the value of Estate Property during liquidation, to invest and reinvest available Cash, pending distribution, and to liquidate such investments; provided, however, the Administrative Agent shall not receive or retain Cash or Cash equivalents in excess of a reasonable amount necessary to meet claims and contingent liabilities (including Disputed Claims) or to maintain the value of the Estate Property during liquidation;

                                             (ix) to execute, deliver, and
perform on behalf of the Debtors any closing agreement made with the Internal Revenue Service;

                                             (x) to establish the manner of
ascertaining income and principal, and the apportionment of income and principal, and the apportionment between income and principal of all receipts and disbursements, and to select an annual accounting period;

                                             (xi) establish funds, reserves and
accounts, as deemed by the Administrative Agent in its discretion to be useful in carrying out the purposes of the Plan;

                                             (xii) sue and be sued and
participate, as a party or otherwise, in any judicial, administrative, arbitrative or other proceeding;

                                             (xiii) delegate any or all of the
discretionary power and authority conferred with respect to all or any portion of the Estate Property to any one or more reputable individuals or recognized institutional advisors or investment managers without liability for any action taken or omission made because of any such delegation except for such liability as is provided in the Plan;

                                             (xiv) consult with the Oversight
Board at such times and regarding such issues relating to the liquidation of the Debtors and Estate Property as are desirable or required in accordance with the terms of the Plan;

                                             (xv) execute, deliver, and perform
such other agreements and documents and to take or cause to be taken any and all such other actions as may be necessary or desirable to effectuate and carry out the purposes of the Plan;

                                             (xvi) undertake any action
necessary to maintain the corporate existence and/or dissolve the Debtors pursuant to applicable law;

                                             (xvii) undertake any action
necessary to ensure that the Debtors are and remain in good standing and compliance with applicable federal, state, and local laws;

                                             (xviii) file any federal, state, or
local tax returns and provide for the payment of any related taxes; and

                                             (xiv) undertake any action or
perform any obligation provided for or required under the Plan.

                                    (C) EMPLOYMENT AND COMPENSATION OF
PROFESSIONALS. The Administrative Agent shall have the authority to retain and compensate Reed Smith LLP ("Reed Smith") and Schnader Harrison Segal & Lewis LLP ("SHS&L") as counsel to represent it in connection with its duties and responsibilities under the Plan. The Administrative Agent shall also have the authority to retain and compensate such other attorneys, accountants, investment advisors, and other professionals as the Administrative Agent may determine to be necessary or appropriate in carrying out the provisions of the Plan. The Administrative Agent may pay the reasonable fees and expenses of such professionals without application to the Bankruptcy Court. The fees and expenses of the Administrative Agent and its professionals are, however, subject to review and approval by the Oversight Board as provided for in Section 6.7 of the Plan.

         Reed Smith and SHS&L shall be retained by the Administrative Agent on an hourly-rate basis, plus reasonable out-of-pocket expenses. Reed Smith and SHS&L shall be compensated at the regular hourly rates for both attorneys and paralegals. The current hourly rates for Reed Smith attorneys and paralegals are as follows: $125 to $175 for paralegals; $165 to $375 for associates; and $285 to $605 for partners. The current hourly rates for SHS&L attorneys and paralegals are as follows: $90 to $170 for paralegals; $125 to $270 for associates; and $235 to $480 for partners. These hourly rates are subject to normal periodic adjustments. Invoices for payment of fees and reimbursement of expenses shall be submitted by both Reed Smith and SHS&L to the Administrative Agent and the Oversight Board on a monthly basis.

         During the course of the Bankruptcy Cases, SHS&L, as Debtors' counsel, performed substantial services in connection with claims reconciliation and resolution. Similarly, Reed Smith, as counsel to the Creditors' Committee, performed substantial services in connection with the investigation and analysis of Avoidance Actions as well as other causes of action held by the Debtors. In the interest of efficiency and in an effort to avoid the unnecessary duplication of effort, Reed Smith and SHS&L will divide their representation of the Administrative Agent on these and other matters in the same manner.

         The Administrative Agent may, if/when necessary, retain R. Barry Borden, who served as President and Chief Executive Officer of the Debtors prior to Confirmation, as a consultant at an hourly rate of $175.00. As is true with all of the Administrative Agent's professionals, invoices for Mr. Borden's fees and expenses must be submitted to the Administrative Agent and Oversight Board on a monthly basis for review and approval.

                                    (D) CONSULTATION. The Administrative Agent
shall consult with the Oversight Board in good faith regarding all material issues affecting the Debtors' Estates, including the resolution of Claims objections and Avoidance Actions, and the disposition of Estate Property. Additionally, the Administrative Agent shall seek the advice of the Oversight Board regarding proposed budgets for the Estate, setting forth expected receipts and disbursements for litigation, operations, and other appropriate purposes.

                                    (E) INVESTMENT GUIDELINES. Available Cash
and other Cash held pending distribution, including Cash held in reserve, shall (to the extent permitted by applicable law) be invested by the Administrative Agent in: (i) direct obligations of, or obligations guaranteed or secured by, the United States of America (including United States Treasury Bills); (ii) obligations of any agency or corporation that is or may subsequently be created by or pursuant to an Act of the United States Congress or its agencies or instrumentalities; or (iii) demand deposits or short-term certificates of deposit at any bank or trust company that has, at the time of the acquisition by the Administrative Agent of such investments, capital stock and surplus aggregating at least $100 million and whose short-term debt obligations are rated by at least two nationally recognized statistical rating organizations in one of the two highest categories. Such investments shall mature in the amounts and at the times as, in the judgment of the Administrative Agent, are necessary, or are desirable with a view to providing funds when needed to make payments from the Estate Property. Any investment purchase with the Estate Property shall be deemed a part of the Estate Property. All interest, distributions, dividends and proceeds received by the Administrative Agent in connection with such investments shall be a part of the Estate Property.

                                    (F) PRIVILEGES. Any attorney-client
privilege, work-product privilege, or other privilege or immunity attaching to any documentation or communication shared with or transferred by the Debtors or their professionals to the Administrative Agent or its professionals, shall not be deemed waived and, to the extent the Debtors could claim a privilege or immunity, shall automatically vest in the Administrative Agent.

                                    (G) COMPENSATION. The Administrative Agent
will be compensated on a monthly basis for the three months immediately following the Effective Date. The Administrative Agent's monthly compensation shall be based on an annual salary of $150,000. After the three month period has expired, the Administrative Agent shall be compensated at $175 an hour, not to exceed $2,625 per month, unless approved by the Oversight Board. In addition to the aforementioned compensation, the Administrative Agent shall also be entitled to reimbursement of reasonable out-of-pocket expenses incurred in the performance of its duties under the Plan.

                           (5) DISTRIBUTIONS OF CASH. At the option of the
Administrative Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

                           (6) DELIVERY OF DISTRIBUTIONS. Subject to Bankruptcy
Rule 9010, unless otherwise provided in the Plan, all distributions to any holder of an Allowed Claim will be made to the holder of each Allowed Claim at the address of such holder as listed in the Schedules, or on the books and records of the Debtors or their agents unless the Debtors or the Administrative Agent shall have been notified, in advance, in writing of a change of address, including, without limitation, by the timely filing of a proof of claim or interest by such holder that provides an address for such holder different from the address reflected in the Schedules or in the Debtors' or Administrative Agent's books and records. In the event that any distribution to any holder is returned as undeliverable, no distribution to such holder will be made unless and until the Administrative Agent has been notified of the then current address of such holder, at which time or as soon as reasonably practicable thereafter, such distribution will be made to such holder without interest; provided, however, that, such undeliverable distributions will be deemed unclaimed property under Section 347(b) of the Bankruptcy Code at the expiration of 90 days after the date of distribution, the distribution shall irrevocably revert to the Debtors' Estates and any Claim in respect of such distribution shall be discharged and forever barred from assertion against the Debtors and their Estates. The Administrative Agent will have no obligation to attempt to locate any holder of an Allowed Claim other than by reviewing the Schedules and its books and records (including any proofs of claim filed against the Debtors).

                  (b) DISTRIBUTIONS OF CASH. At the option of the Administrative Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

                  (c) MINIMUM DISTRIBUTIONS. No payment of Cash less than $10 shall be made by the Administrative Agent, on account of the Debtors. Any Estate Property that is not distributable in accordance with Section 5.5 of the Plan shall be distributed to a charitable organization exempt from federal income tax under Section 501(c)(3) of the Tax Code to be selected by the Administrative Agent which shall in no way be related to the Debtors or the Administrative Agent, as contemplated by Section 6.4 of the Plan.

                  (d) DATES OF DISTRIBUTION. Unless otherwise expressly provided herein, the first interim distribution to be made under the Plan shall be made on the Effective Date, or as soon thereafter as is reasonably practicable. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date. To the extent funds are available, subsequent distributions will be made by the Administrative Agent on a quarterly basis after the Effective Date until such time as all assets of the Debtors' estates have been distributed in accordance with the terms of the Plan.

                  (e) DISTRIBUTIONS TO HOLDERS AS OF THE DISTRIBUTION RECORD DATE. As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Equity Interests as maintained by the Debtors, or their agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Equity Interests. The Administrative Agent shall have no obligation to recognize any transfer of the Claims or Equity Interests occurring on or after the Distribution Record Date. The Administrative Agent shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable.

                  (f) CLOSING OF THE CHAPTER 11 CASES. If at any time the Administrative Agent determines that the expense of administering the Debtors' Estates so as to make a final distribution to Allowed Claims is likely to exceed the value of the assets remaining in the estate, the Administrative Agent shall apply to the Bankruptcy Court for authority to (i) reserve any amounts necessary to close the Chapter 11 Cases, (ii) donate any balance to a charitable organization exempt from federal income tax under Section 501(c)(3) of the Tax Code that is unrelated to the Administrative Agent, any of the Debtors, or any insider of any of the Debtors, to the knowledge of the Administrative Agent, and
(iii) close the Chapter 11 Cases in accordance with the Bankruptcy Code and Bankruptcy Rules. Notice of such application shall be given electronically, to the extent practicable, to those parties who have filed requests for notices and whose electronic addresses remain current and operating.

         H.       TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS

                  1.       Disputed Claims
                           ---------------

                           (a) NO DISTRIBUTION PENDING ALLOWANCE OF CLAIMS.
Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

                           (b) DISTRIBUTIONS UPON ALLOWANCE OF DISPUTED CLAIMS.
If, on or after the Effective Date, any Disputed Claim becomes, in whole or in part, an Allowed Claim, the Debtor shall, no later than the fifteenth (15th) Business Day of the first month following the month in which the Disputed Claim becomes an Allowed Claim, distribute to the holder thereof the distributions, if any, that such holder would have received had its Claim been Allowed on the Effective Date, except as otherwise provided herein.

                           (c) DISTRIBUTIONS TO HOLDERS OF ALLOWED CLAIMS UPON
DISALLOWANCE OF DISPUTED CLAIMS. Subject to the Debtors' rights under Section
6.4 of the Plan, upon disallowance of any Disputed Claim, each holder of an Allowed Claim in the same Class as the disallowed Disputed Claim will be entitled to its Pro Rata Share of Cash equal to the distribution that would have been made in accordance with Article IV of the Plan to the holder of such Disputed Claim had such Disputed Claim been an Allowed Claim on or prior to the Effective Date. Upon allowance or disallowance of all or any portion of such Disputed Claims, the Administrative Agent will make appropriate distributions in accordance with the Plan.

                  2.       Objections to and Resolution of Claims
                           --------------------------------------

                           (a) PROCEDUREs. Unless otherwise ordered by the
Bankruptcy Court after notice and a hearing, following the Effective Date, the Administrative Agent, on account of the Debtors, shall have the right to the exclusion of all others (except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code) to make and file objections to Claims and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than sixty (60) days after the Effective Date. From and after the Confirmation Date, all objections shall be litigated to a Final Order except to the extent the Administrative Agent elects to withdraw any such objection or the Administrative Agent and the holder of a Claim elect to compromise, settle, or otherwise resolve any such objection, in which event they may settle, compromise, or otherwise resolve any Disputed Claim without approval of the Bankruptcy Court. Pursuant to Section 6.7(d) of the Plan, all settlements of Claims and Causes of Action in excess of $25,000 are subject to approval by the Oversight Board. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the claimant if the Administrative Agent effects service in any of the following manners: (a) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (b) to the extent counsel for a claimant is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or other representative identified in the proof of claim or any attachment thereto; or (c) by first class mail, postage prepaid, on any counsel that has appeared on the claimant's behalf in these Chapter 11 Cases.

                           (b) NO RECOURSE. Notwithstanding that the allowed
amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is allowed in an amount for which after application of the payment priorities established by this Plan there is insufficient value to provide a recovery equal to that received by other holders of Allowed Claims in the respective Class, no Claim holder shall have recourse against the Administrative Agent, the Debtors, the Creditors' Committee, or any of their respective professional consultants, agents, attorneys, advisors, officers, directors or members or its successors or assigns, or any of its respective property. However, nothing in the Plan shall modify any right of a holder of a Claim under section 502(j) of the Bankruptcy Code.

         I.       THE CREDITORS' COMMITTEE

         The Creditors' Committee will continue in its current form from and after the Confirmation Date until the Effective Date, and will have all of the rights, powers and duties set forth in the Bankruptcy Code. Except as otherwise specifically provided under the Plan, on the Effective Date, the Creditors' Committee will be dissolved and disbanded.

         J.       VESTING OF PROPERTY AND DISCHARGE OF CLAIMS

                  1.       Vesting of Property
                           -------------------

         As of the Effective Date, title to the property of the Estates shall vest in the Debtors, subject to the Administrative Agent's obligation to administer, liquidate, and distribute the property in accordance with the terms of this Plan. As of the Effective Date, all assets of the Debtors shall be free and clear of all Claims, except as provided in the Plan or the Confirmation Order.

                  2.       Discharge of Claims and Debts and Termination of
                           ------------------------------------------------
                           Equity Interests
                           ----------------

         Except as otherwise specifically provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all existing debts and Claims, and terminate all Equity Interests of any kind, nature or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as otherwise provided herein or in the Confirmation Order, upon the Effective Date, all existing Claims against the Debtors and Equity Interests in the Debtors, shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims and Equity Interests shall be precluded and enjoined from asserting against the Debtors, or any of their assets or properties, any other or further Claim or Equity Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Equity Interest.

         K.       EXCULPATION

         Neither the Debtors, the Creditors' Committee, the Administrative Agent, nor any of their respective members, officers, directors, employees, advisors, professionals or agents, (collectively, "Exculpation Parties") shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of the Chapter 11 Cases, negotiations regarding or concerning the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Exculpation Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         L.       EXECUTORY CONTRACTS

         On the Effective Date, all tariffed services being received by any of the Debtors shall be deemed terminated and all executory contracts and unexpired leases to which any of the Debtors is a party shall be deemed rejected as of the Effective Date, except for an executory contract or unexpired lease that (i) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court entered prior to the Effective Date or (ii) is the subject of a separate motion to assume and assign or reject filed under Section 365 of the Bankruptcy Code by the Debtors prior to the Effective Date. Termination of any such tariffed services shall not be deemed or be construed to be a rejection of an executory contract.

         APPROVAL OF REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Entry of the Confirmation Order shall constitute the approval, pursuant to
Section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected as of the Effective Date pursuant to the Plan.

         BAR DATE FOR FILING PROOFS OF CLAIM RELATING TO CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES REJECTED BY OPERATION OF THE PLAN. In the event that the rejection of an executory contract or unexpired lease by the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors or any property to be distributed under the Plan unless a proof of claim is filed with the Bankruptcy Court and served upon the Debtors on or before the date that is thirty (30) days after the Confirmation Date.

         M.       RETENTION OF JURISDICTION OF THE BANKRUPTCY COURT

         The Bankruptcy Court shall retain jurisdiction of all matters arising under, arising out of, or related to the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes: (a) to hear and determine motions for the assumption, assumption and assignment, or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;
(b) to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date, including, without limitation, any proceeding to recover a Cause of Action or Avoidance Action; (c) to issue orders as may be necessary to ensure that distributions to holders of Allowed Claims are accomplished as provided herein; (d) to consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim; (e) to enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated; (f) to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court; (h) to hear and determine any application to modify the Plan in accordance with Section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof; (i) to hear and determine all applications under Sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date; (j) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing; (k) to take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan or to maintain the integrity of the Plan following consummation; (l) to recover all assets of any of the Debtors property of any of the Estates, wherever located; (m) to determine such other matters and for such other purposes as may be provided in the Confirmation Order; (n) to hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code (including, without limitation, matters with respect to any taxes payable by a trust or reserve established in furtherance of the Plan); (o) to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code; (p) to hear and determine all disputes arising between the Administrative Agent and the Oversight Board; and (q) to enter a final decree and close the Chapter 11 Cases.

         N.       CONDITIONS TO EFFECTIVENESS OF THE PLAN

                  1.       Conditions
                           ----------

         The following conditions must occur and be satisfied (either previously or concurrently) for the Plan to become effective:

         (a) No stay of the Confirmation Order shall then be in effect; and

         (b) The Debtors shall have sufficient Cash to pay the sum of (i) Allowed Administrative Expense Claims, Allowed Priority Tax Claims, and Allowed Priority Non-Tax Claims, and the Debtors' and the Creditors' Committee's professional fees and expenses that have not been paid, (ii) an amount that would be required to distribute to the holders of Disputed Administrative Expense Claims, Disputed Priority Tax Claims, and Disputed Priority Non-Tax Claims if all such Claims are subsequently Allowed, as set forth more fully in
Article VII hereof, and (iii) an amount that would be required to satisfy all the Debtors' costs and expenses in connection with the Debtors' obligations under the Plan.

         (c) All other actions, documents, agreements and instruments necessary to implement the Plan shall have been received, recorded, executed, and/or delivered.

         O.       RELEASES

         In consideration of the efforts expended and to be expended by the Debtors, the Creditors' Committee and the Administrative Agent, and former officers and directors (other than those subject to potential Causes of Action as described herein) in conjunction with their operational and financial restructuring during the Chapter 11 Cases, on the Effective Date, the Debtors will automatically release and will be deemed to release any and all Claims (including any Claims arising out of any alleged fiduciary or other duty) that it has or may have against the Administrative Agent and its professionals, the Creditors' Committee and its professionals, the Debtors' professionals, and any of the Debtors' officers and directors (other than those subject to potential Causes of Action as described herein) who held such positions after the Commencement Date in their capacities as such, arising or based upon any actions, conduct or omissions occurring after the Commencement Date and prior to the Effective Date, excluding willful misconduct and gross negligence (the "Release Parties"). The Confirmation Order shall constitute an order approving the compromise, settlement and release of any and all such claims pursuant to
Section 1123(b)(3)(A) of the Bankruptcy Code. To the full extent permitted by applicable Law, each holder of a Claim (whether or not Allowed) against or Equity Interest in the Debtors shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover and shall be deemed to release any Claim against the Release Parties for actions occurring prior to the Effective Date, excluding, however, willful misconduct and gross negligence.

         P.       OTHER MISCELLANEOUS PROVISIONS

                  1.       Compliance with Tax Requirements on Distributions
                           -------------------------------------------------

         In connection with all distributions to be made to the holders of Allowed Claims and Allowed Equity Interests under the Plan, the Administrative Agent will comply with all withholding and reporting requirements imposed by federal, state and local taxing authorities and all such distributions under the Plan will be subject to such withholding and reporting requirements.

                  2.       Amendment and Modification of the Plan
                           --------------------------------------

         The Plan may be amended, modified, or supplemented by the Debtors and the Creditors' Committee, jointly, in the manner provided for by Section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to Section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct. In addition, after the Confirmation Date, so long as such action does not materially adversely affect the treatment of holders of Claims or Equity Interests under the Plan, the Administrative Agent, on account of the Debtors, may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan. Prior to the Effective Date, the Debtors and the Creditors' Committee, jointly, may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, PROVIDED that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests.

                  3.       Revocation and Withdrawal of Plan
                           ---------------------------------

         Each of the Debtors and the Creditors' Committee reserves the right to revoke or withdraw the Plan at any time prior to the Confirmation Date. If the Debtors or the Creditors' Committee take such action, the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.

                  4.       Authority of Holder of Allowed Claims
                           -------------------------------------

         Each and every holder of an Allowed Claim that elects to participate in distributions provided for under the Plan represents and warrants to the Debtors and the Administrative Agent that such holder is authorized to accept, in consideration of such Allowed Claim, the distributions provided for under the Plan, and that there are no outstanding commitments, agreements or understandings, express or implied, that may or will in any way defeat or modify the rights conveyed or released or obligations undertaken under the Plan.

                  5.       Cram-Down Reservation
                           ---------------------

         IF ANY IMPAIRED CLASS VOTES TO ACCEPT THE PLAN BY THE REQUISITE STATUTORY MAJORITIES PROVIDED IN SECTIONS 1126(C) AND 1126(D) OF THE BANKRUPTCY CODE, AS APPLICABLE, OR IF ANY IMPAIRED CLASS IS DEEMED TO HAVE REJECTED THE PLAN, THE DEBTORS RESERVE THE RIGHT TO UNDERTAKE TO HAVE THE BANKRUPTCY COURT CONFIRM THE PLAN UNDER SECTION 1129(B) OF THE BANKRUPTCY CODE AND/OR AMEND THE PLAN IN ACCORDANCE WITH SECTION 13.10 OF THE PLAN TO THE EXTENT NECESSARY TO OBTAIN ENTRY OF A CONFIRMATION ORDER.

         Q.       RETENTION AND PRESERVATION OF CLAIM OBJECTIONS AND CAUSES OF
                  ACTION

         Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, upon entry of the Confirmation Order, the Debtors' right to object to all Claims and Interests asserted against them and all of the Debtors' Causes of Action, including without limitation: (1) preference actions under to section 547 of the Bankruptcy Code against those parties receiving payments from the Debtors within ninety (90) days prior to the Petition Date, these potential preference defendants are listed on EXHIBIT A to the Plan; (2) the Debtors' claim against Stephen Hurley for amounts owed to the Debtors by Mr. Hurley under or related to a December 15, 2000 Promissory Note and Restricted Stock Agreement; (3) claims against other current or former employees of the Debtors for the collection of unpaid employee loans, including but not limited to claims against the following Stan Bielicki - $15,328, Dean McDavitt - $24,525, and Michael McClane - $42,039;
(4) claims against CBTEK, LLC; Choice One Communications of New York, Inc., US LEC Corporation; and Robert L. Bast, Patricia B. Ayerle, William Bast, C. Winston Balis, Jr., Peter G. Randall, Julia Randall Sharpe, Anne A. Strong and Clarence Wurts; in each case in connection with the post-petition purchase and sale of assets and/or provision of services by the Debtors; (5) any and all claims of the Debtors against the Estate of AppliedTheory Corporation in connection with the purchase by the Debtors of certain assets from it, and related transactions; (6) any and all claims against Clear Blue Technologies, Inc. and its affiliates in connection with transactions and events relating to the purchase by the Debtors of certain assets of the Estate of AppliedTheory, the collection of accounts related to the same, and services provided by the Debtors to or for the benefit of Clear Blue Technologies, Inc. or its affiliates or their customers; (7) any and all claims against Jeffrey Pasquale, Avi Freedman, Elbert Basolis, Jr., and any other former stockholder of Netaxs, Inc., a New Jersey corporation, relating to the Agreement and Plan of Reorganization by and among Fastnet Corporation, Fastnet Merger Corp., Netaxs, Inc., and such shareholders, and the transactions and agreements related thereto; and (8) any and all other Claims and Causes of Action that the Debtors hold preconfirmation, including, but not limited to, Claims for unpaid accounts receivable and fraudulent transfer, shall vest in the reorganized Debtors.

         Unless a Claim or Cause of Action against a Creditor or other entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such Claim or Cause of Action for later adjudication by the Debtors (including without limitation, Claims and

Causes of Action not specifically identified or which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances which may change or be different from those which the Debtors now believe to exist) and, therefore, no preclusion doctrine, including without limitation, the doctrines of RES JUDICATA, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Claims or Causes of Action upon or after the Confirmation or Consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such Claims or Causes of Action have been released in the Plan or any other Final Order.

         The Debtors represent that, after a reasonable investigation, the foregoing constitute all known causes of action.

VI.      PROJECTED DISTRIBUTION TO CREDITORS

         The Debtors and its professionals have conducted an analysis of all claims scheduled by the Debtors. The estimated Allowed Claims and Allowed Interests and projected distribution set forth in the table in Section II above represent the best estimates of the Debtors and their professionals as to the estimated allowed amounts of the various claims, based upon the information available to them as of the date hereof. The Debtors have prepared a good faith estimate based on these varying sources of information. The Debtors have estimated administrative, priority unsecured and unsecured claims based on a variety of information sources including its books and records, schedules and statements, reports prepared by the Debtors, the Creditors' Committee and their respective professionals, regarding claims filed with the Court, reports prepared by the Debtors to estimate various claims, actual claims filed with the Court and discussions with outside advisors.

         SUBSTANTIAL EFFORT HAS BEEN MADE TO ENSURE THE ACCURACY OF THE ESTIMATED INFORMATION SUMMARIZED IN THE TABLE IN SECTION II HEREOF. ANTICIPATED ALLOWED AMOUNTS OF ALLOWED CLAIMS AND ALLOWED INTERESTS AND THE PROJECTED DISTRIBUTIONS SUMMARIZED IN THE TABLE IN SECTION II HEREOF ARE SUBJECT, HOWEVER, TO THE UNCERTAINTIES OF LITIGATION THAT MAY OCCUR WITH RESPECT TO CERTAIN CLAIMS AND OTHER FACTORS THAT MAY OR MAY NOT BE RESOLVED IN THE DEBTORS' FAVOR. THEREFORE, NO ASSURANCES CAN BE GIVEN THAT THE ESTIMATED AMOUNTS OF ALLOWED CLAIMS AND ALLOWED INTERESTS AND THE PROJECTED DISTRIBUTION WILL BE ACHIEVED.

VII.     UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         A.       INTRODUCTION

         The following discussion summarizes certain material United States federal income tax ("Federal Income Tax") consequences of the Plan to certain holders of Allowed Claims (the "Creditors") and the Debtors. This discussion does not address the Federal Income Tax consequences to: (i) Creditors whose claims are entitled to payment in full in cash, or are otherwise unimpaired under the Plan; and (ii) holders of equity interests or claims that are extinguished without a distribution. This discussion is based upon existing provisions of the Tax Code, Treasury regulations promulgated thereunder, judicial authorities and current administrative rulings and practices now in effect. No assurance can be given that future legislation, regulations, administrative pronouncements and/or judicial decisions will not change applicable law and affect the analysis described herein. Any such change could be applied retroactively in a manner that would adversely affect the creditors and the Debtors.

         The Federal Income Tax consequences of certain aspects of the Plan are uncertain due to the lack of applicable legal authority and may be subject to administrative or judicial interpretations that differ from the discussion below. Counsel for the Debtors has not sought and will not seek any rulings from the Internal Revenue Service ("IRS") with respect to the Federal Income Tax consequences discussed below. Although the discussion below represents the best judgment as to the matters discussed herein, it does not in any way bind the IRS or the courts or in any way constitute an assurance that the Federal Income Tax consequences discussed herein will be accepted by the IRS or the courts.

         The following discussion does not address state, local or foreign tax considerations that may be applicable to the Debtors or creditors and the discussion does not address the tax consequences of the Plan to certain types of creditors (including foreign persons, financial institutions, life insurance companies, tax-exempt organizations and taxpayers who may be subject to the alternative minimum tax) who may be subject to special rules not addressed herein.

         THE FOLLOWING SUMMARY OF CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF AN ALLOWED CLAIM OR EQUITY INTEREST. THE DEBTORS ARE NOT MAKING ANY REPRESENTATIONS REGARDING THE PARTICULAR TAX CONSEQUENCES OF CONFIRMATION AND CONSUMMATION OF THE PLAN WITH RESPECT TO THE DEBTORS OR THE HOLDERS OF ANY CLAIMS OR EQUITY INTERESTS, NOR ARE THE DEBTORS RENDERING ANY FORM OF LEGAL OPINION OR TAX ADVICE ON SUCH TAX CONSEQUENCES. ALL HOLDERS OF CLAIMS OR EQUITY INTERESTS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE IMPLEMENTATION OF THE PLAN IN GENERAL AND IN PARTICULAR, THE TIMING, CHARACTER AND AMOUNTS OF INCOME, GAIN, LOSS, DEDUCTION, CREDIT OR CREDIT RECAPTURE TO BE RECOGNIZED, AND ANY PROCEDURAL REQUIREMENTS WITH WHICH THE HOLDER MUST COMPLY.

         B. CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

         The Debtors do not believe that there will be any material current cash United States federal income tax consequences to the Debtors as a result of the implementation of the Plan.

         C. CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS

                  1.       GENERAL
                           -------

         The tax treatment of holders of claims and the character and amount of income, gain or loss recognized as a consequence of the Plan and the distributions provided for by the Plan will depend upon, among other things, (i) whether the Claim (or any portion thereof) constitutes a Claim for principal or interest; (ii) the type and classification of consideration received by the holder in exchange for the Claim; (iii) whether the holder is a resident of the United States for tax purposes (or falls into any special class of taxpayers, such as those that are excluded from this discussion as noted above); (iv) the manner in which a holder acquired a Claim; (v) the length of time the Claim has been held; (vi) whether the claim was acquired at a discount; (vii) whether the holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years; (viii) whether the holder has previously included accrued but unpaid interest with respect to the Claim; (ix) the method of tax accounting of the holder; and (x) whether the claim is an installment obligation for United States federal income tax purposes. Therefore, holders of Claims should consult their tax advisors for information that may be relevant to their particular situation and circumstances and the particular tax consequences to them of the transactions contemplated by the Plan.

         A holder of a Claim should generally recognize a gain (or loss) to the extent that the amount realized under the Plan in respect of the Claim exceeds (or is exceeded by) the holder's tax basis in the Claim. The holder's amount realized for this purpose will generally equal the amount of Cash the holder receives under the Plan in respect of its Claim. The timing and amount of income, gain or loss recognized as a consequence provided for by the Plan will depend on, among other things, whether the holder of a Claim receives multiple distributions pursuant to the Plan and whether the Debtors' obligation to make such payments is treated as a new debt for United States federal income tax purposes. Gain or loss may not currently be recognized if the property received does not have an ascertainable fair market value.

                  2.       INFORMATION REPORTING AND BACKUP WITHHOLDING
                           --------------------------------------------

         Certain payments, including the payments with respect to Claims pursuant to the Plan, are generally subject to information reporting by the payor (the Administrative Agent, on account of the Debtors) to the IRS. Moreover, such reportable payments are subject to backup withholding under certain circumstances. Under the Code's backup withholding rules, a holder of a Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan, unless the holder: (1) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact, or (2) provides a correct United States taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income.

         Holders of Claims that are non-United States Persons and that receive payments or distributions under the Plan will not be subject to backup withholding, provided that such holders furnish certification of their status as non-United States Persons (and furnish any other required certification), or are otherwise exempt from backup withholding. Generally, such certification is provided on IRS Form W-8BEN.

         Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's United States federal income tax liability and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS (generally, a United States federal income tax return).

         PERSONS CONCERNED WITH THE TAX CONSEQUENCES OF THE PLAN SHOULD CONSULT THEIR OWN ACCOUNTANTS, ATTORNEYS AND/OR ADVISORS. THE DEBTORS MAKE THE ABOVE-NOTED DISCLOSURE OF POSSIBLE TAX CONSEQUENCES FOR THE SOLE PURPOSE OF ALERTING READERS TO TAX ISSUES THEY MAY WISH TO CONSIDER.

VIII.    ALTERNATIVES TO THE PLAN

         The Debtors and Creditors' Committee have determined that the Plan is the best means of providing maximum recoveries to creditors. Alternatives to the Plan that have been considered and evaluated by the Debtors during the course of these Chapter 11 Cases include (i) liquidation of the Debtors' assets under chapter 7 of the Bankruptcy Code, and (ii) an alternative chapter 11 plan. The Debtors' and the Creditors' Committee's thorough consideration of these alternatives to the Plan has led it to conclude that the Plan, in comparison, provides a greater recovery to creditors on a more expeditious timetable and in a manner which minimizes inherent risks in any other course of action available to the Debtors.

         A.       OTHER PLANS OF REORGANIZATION

         If the Plan is not confirmed, the Debtors or any other party in interest (if the Debtors' exclusive period in which to file a chapter 11 plan has expired) could attempt to formulate an alternative chapter 11 plan that might provide for the liquidation of the Debtors' assets other than as provided in the Plan. However, since substantially all of the Debtors' assets have already been liquidated, the Debtors believe that any alternative chapter 11 plan will necessarily be substantially similar to the Plan. Any attempt to formulate an alternative chapter 11 plan would necessarily delay creditors' receipt of distributions yet to be made. Accordingly, the Debtors and the Creditors' Committee believe that the Plan will enable all creditors entitled to distributions to realize the greatest possible recovery on their respective Claims with the least possible delay.

         B.       LIQUIDATION UNDER CHAPTER 7 OF THE BANKRUPTCY CODE

         If the Plan or any other chapter 11 plan for the Debtor cannot be confirmed under section 1129(a) of the Bankruptcy Code, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, in which event a trustee would be elected or appointed to liquidate any remaining assets of the Debtors for distribution to creditors pursuant to chapter 7 of the Bankruptcy Code. If a trustee is appointed and the remaining assets of the Debtors are liquidated under chapter 7 of the Bankruptcy Code, all creditors holding Allowed Administrative Expense Claims, Allowed Priority Tax Claims, and Allowed Priority Non-Tax Claims may receive distributions of a lesser value on account of their Allowed Claims and likely would have to wait a longer period of time to receive such distributions than they would under the Plan. A chapter 7 trustee, who would lack the Debtors' knowledge of their affairs, would be required to invest substantial time and resources to investigate the facts underlying the multitude of Claims filed against the Estates, and would be entitled to a fee based on a percentage of recoveries to unsecured creditors, which expense is avoided under the Plan.

IX.      CONFIRMATION REQUIREMENTS

         A.       THE CONFIRMATION HEARING

         The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing before a plan of reorganization may be confirmed. The Confirmation Hearing to confirm the Plan has been scheduled for the date set forth in the attached notice of confirmation hearing before the Honorable Thomas
M. Twardowski, United States Bankruptcy Judge in his Courtroom, United States Bankruptcy Court for the Eastern District of Pennsylvania (Reading Division), Madison Building, 400 Washington Street, Reading, Pennsylvania 19601. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the claim or number and type of shares of equity security interests held by the objector. Any such objection must be filed with the Bankruptcy Court and served so that it is received by the Bankruptcy Court and certain other parties when and as set forth in the attached notice of confirmation hearing.

         Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014. At the hearing on the confirmation of the Plan, the Bankruptcy Court will confirm the Plan only if the requirements of the Bankruptcy Code, particularly those set forth in section 1129 of the Bankruptcy Code, have been satisfied.

B.       ACCEPTANCES NECESSARY TO CONFIRM THE PLAN

         At the Confirmation Hearing, the Bankruptcy Court must determine, among other things, whether the Plan has been accepted by the requisite amount and number of Allowed Claims and Allowed Interests in the impaired class, Class 2. Under the Bankruptcy Code, a class of creditors or equity security holders is impaired if its legal, equitable or contractual rights are altered by a proposed plan of reorganization. If a class is not impaired, each creditor or equity security holder in such unimpaired class is conclusively presumed to have accepted the plan pursuant to section 1126(f) of the Bankruptcy Code. Class 1 is not impaired under the Plan and is, therefore, not entitled to vote on the Plan. Class 2 is the only impaired class under the Plan and holders of Allowed Claims in such class are entitled to vote for or against the Plan by completing and returning ballots mailed to them with this Disclosure Statement in the manner set forth in the ballots. Class 3 and Class 4 are impaired under the Plan, but are deemed to reject the Plan, and are not entitled to vote. An impaired class of creditors and each holder of a claim in such class will be deemed to have accepted the Plan if the holders of at least two-thirds in amount and more than one-half of those in number of the Allowed Claims in such impaired class for which complete and timely ballots have been received have voted for acceptance of the Plan. An impaired class of equity securities and each holder of an interest in such class will be deemed to have accepted a plan if the plan has been accepted by at least two-thirds in amount of the interests in such class who actually vote on the Plan.

         Because Class 3 and Class 4 are deemed to have rejected the Plan, the Debtors cannot satisfy the requirements of section 1129(a)(8) of the Bankruptcy Code as to those claims. Accordingly, the Debtors intend to seek confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code. Under section 1129(b), the Bankruptcy Court must determine, among other things, that the Plan does not discriminate unfairly and that it is fair and equitable with respect to each class of impaired Allowed Claims and Allowed Interests that have not voted to accept the Plan.

         C.       BEST INTERESTS OF CREDITORS

         The Bankruptcy Code requires that each holder of an impaired claim or equity interest either (i) accepts the Plan, or (ii) receives or retains under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

         The first step in determining whether this test has been satisfied is to determine the dollar amount that would be generated from the liquidation of the Debtors' assets and properties in the context of a chapter 7 liquidation case. The gross amount of cash that would be available for satisfaction of claims and equity interests would be the sum consisting of the proceeds resulting from the disposition of the unencumbered assets and properties of the Debtors, augmented by the unencumbered cash hold by the Debtors at the time of the commencement of the liquidation case.

         The next step is to reduce that gross amount by the costs and expenses of liquidation and by such additional administrative and priority claims that might result from the use of chapter 7 for the purposes of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with section 726 of the Bankruptcy Code. Finally, the present value of such allocations (taking into account the time necessary to accomplish the liquidation) are compared to the value of the property that is proposed to be distributed under the Plan on the Effective Date.

         The Debtors' costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those fees that might be payable to attorneys and other professionals that such a trustee might engage. Other liquidation costs include the expenses incurred during the Chapter 11 Cases allowed in the chapter 7 cases, such as compensation for attorneys, financial advisors, appraisers, accountants, and other professionals for the Debtors, the Creditors' Committee, and costs and expenses of members of the Creditors' Committee, as well as other compensation claims.

         The foregoing types of claims, costs, expenses, fees, and such other claims that may arise in a liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition priority and unsecured Claims.

         The Debtors submit that each impaired Class will receive under the Plan a recovery at least equal in value to the recovery such Class would receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

         After consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Cases, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, and (ii) the substantial increases in claims that would be satisfied on a priority basis, the Debtors have determined that confirmation of the Plan will provide each holder of an Allowed Claim with a recovery that is not less than such holder would receive pursuant to liquidation of the Debtors under chapter 7.

         The Debtors also believe that the value of any distributions to each Class of Allowed Claims in a chapter 7 case would be less than the value of distributions under the Plan because such distributions in a chapter 7 case would not occur for a substantial period of time. In the event litigation was necessary to resolve claims asserted in a chapter 7 case, the delay could be prolonged and administrative expenses increased.

         D.       FEASIBILITY

         Section 1129(a)(11) of the Bankruptcy Code provides that a chapter 11 plan may be confirmed only if the Court finds that such plan is feasible. A feasible plan is one which will not lead to a need for further reorganization or liquidation of the debtor. Since the Plan provides for the liquidation of the Debtors, the Court will find that the Plan is feasible if it determines that the Debtors will be able to satisfy the conditions precedent to the Effective Date and otherwise have sufficient funds to meet their post-Confirmation Date obligations to pay for the costs of administering and fully consummating the Plan and closing these Chapter 11 Cases. The Debtors believe that the Plan satisfies the financial feasibility requirement imposed by the Bankruptcy Code.

         E.       CONFIRMATION OF THE PLAN

         In the event the Bankruptcy Court determines that all of the requirements for the confirmation of the Plan are satisfied, the Bankruptcy Court will issue the Confirmation Order confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

X.       CERTAIN RISK FACTORS TO BE CONSIDERED

         HOLDERS OF IMPAIRED CLAIMS AGAINST OR INTERESTS IN THE DEBTORS ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THOSE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

         A. PARTIES-IN-INTEREST MAY OBJECT TO THE DEBTORS' CLASSIFICATION OF CLAIMS

         Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class. The Debtors believe that the classification of claims and interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, the Debtors cannot give assurances that the Bankruptcy Court will reach the same conclusion.

         B.       THE DEBTORS MAY NOT BE ABLE TO SECURE CONFIRMATION OF THE PLAN

         The Debtors cannot assure you that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, the Debtors cannot assure you that the Bankruptcy Court will confirm the Plan. A non-accepting creditor or equity security holder of the Debtors might challenge the balloting procedures and results as not being in compliance with the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determined that the Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met.
Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and that the value of distributions to non-accepting holders of claims and interests within a particular class under the Plan will not be less than the value of distributions such holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. While the Debtors cannot give assurances that the Bankruptcy Court will conclude that these requirements have been met, the Debtors believe that the Plan will not be followed by a need for further financial reorganization and that non-accepting holders within each class under the Plan will receive distributions at least as great as would be received following a liquidation under chapter 7 of the Bankruptcy Code when taking into consideration all administrative claims and the costs and uncertainty associated with any such chapter 7 case.

         The confirmation and consummation of the Plan are also subject to certain conditions. If the Plan is not confirmed, it is unclear whether a restructuring of the Debtors could be implemented and what distribution holders of Claims or Equity Interests ultimately would receive with respect to its Claims or Equity Interests. If an alternative reorganization could not be agreed to, it is possible that the Debtors would have to liquidate their assets, in which case it is likely that holders of Claims or Equity Interests would receive substantially less favorable treatment than they would receive under the Plan.

         C.       THE DEBTORS MAY OBJECT TO THE AMOUNT OR CLASSIFICATION OF YOUR
                  CLAIM

         The Debtors reserve, for the Administrative Agent, the right to object to the amount or classification of any Claim or Interest. The estimates set forth in this Disclosure Statement cannot be relied on by any creditor whose Claim or Interest is subject to an objection. Any such Claim or Interest holder may not receive its specified share of the estimated distributions described in this Disclosure Statement.

XI.      WHERE YOU CAN OBTAIN MORE INFORMATION

         Certain documents referred to in this Disclosure Statement have not been attached as exhibits because of the impracticability of furnishing copies thereof to all of the Debtors' creditors and equity security holders. Additional financial and other information about the Debtors can be found in the Debtors' Form 10-K for the fiscal years ended December 31, 2002 and December 31, 2001, its Form 10-Q for the quarters ended June 30, 2003, March 31, 2003, and September 30, 2002, and other filings from time to time with the SEC, each of which is incorporated in this Disclosure Statement by reference and is available at www.sec.gov or may also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

         Pursuant to the requirements of the Office of the United States Trustee, the Debtors are required to and have filed monthly operating reports for the postpetition period with the Bankruptcy Court. These monthly operating reports may be obtained at prescribed per page copy rates by writing to the Office of the Clerk of the United States Bankruptcy Court for the Eastern District of Pennsylvania (Reading Division), Madison Building, 400 Washington Street, Reading, Pennsylvania 19601, or on-line at the Bankruptcy Court's website: http://www.paeb.uscourts.gov/index.html.

XII.     CONCLUSION AND RECOMMENDATION

         The Debtors believes that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims. The Debtors urge holders of Claims entitled to vote on the Plan to vote to accept the Plan.

Dated: December 30, 2004

                                   Respectfully submitted,


                                   FN ESTATE, INC.

                                   By: /s/ R. Barry Borden
                                       -----------------------------------------
                                   Name: R. Barry Borden
                                         ---------------------------------------
                                   Title: President
                                          --------------------------------------

                                   NETAXS CORPORATION

                                   By: /s/ R. Barry Borden
                                       -----------------------------------------
                                   Name: R. Barry Borden
                                         ---------------------------------------
                                   Title: President
                                          --------------------------------------

                                   SUPERNET, INC.

                                   By: /s/ R. Barry Borden
                                       -----------------------------------------
                                   Name: R. Barry Borden
                                         ---------------------------------------
                                   Title: President
                                          --------------------------------------

                                   NETREACH, INC.

                                   By: /s/ R. Barry Borden
                                       -----------------------------------------
                                   Name: R. Barry Borden
                                         ---------------------------------------
                                   Title: President
                                          --------------------------------------

                                   FASTNET ACQUISITION, INC.

                                   By: /s/ R. Barry Borden
                                       -----------------------------------------
                                   Name: R. Barry Borden
                                         ---------------------------------------
                                   Title: President
                                          --------------------------------------

                                   FASTNET ACQUISITION CORP.

                                   By: /s/ R. Barry Borden
                                       -----------------------------------------
                                   Name: R. Barry Borden
                                         ---------------------------------------
                                   Title: President
                                          --------------------------------------

                                   /s/ Nicholas J. LePore III
                                   ------------------------------------
                                   Nicholas J. LePore III, Esquire
                                   SCHNADER HARRISON SEGAL & LEWIS LLP
                                   1600 Market Street, Suite 3600
                                   Philadelphia, Pennsylvania 19103
                                   (215) 751-2286
                                   (215) 751-2205 (fax)
                                   nlepore@schnader.com

                                   COUNSEL TO DEBTORS AND DEBTORS-IN-POSSESSION